                                                                  EXECUTION COPY

================================================================================

                                                                   EXHIBIT 10.13

                            STOCK PURCHASE AGREEMENT

                         Dated as of September 30, 2003

                                      among

                                 VIACELL, INC.,
                             KOURION THERAPEUTICS AG

                                       and

                            THE SELLERS PARTY HERETO

================================================================================
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                                                        Stock Purchase Agreement
                                                              September 30, 2003

                                TABLE OF CONTENTS

1.  DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.........................................1
2.  PURCHASE AND SALE OF SHARES.......................................................11
            2.1.  Purchase and Sale of Shares.........................................11
            2.2.  Escrowed Shares.....................................................12
            2.3.  Contingent Shares...................................................13
            2.4.  Milestone Payments..................................................14
            2.5.  The Closing.........................................................15
            2.6.  Closing Deliveries..................................................15
            2.7.  Purchase Price Adjustment...........................................16
3.  REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY............................16
            3.1.  Capitalization and Ownership........................................16
            3.2.  Corporate Organization..............................................17
            3.3.  Financial Statements................................................17
            3.4.  Absence of Certain Developments.....................................18
            3.5.  Powers and Authority................................................19
            3.6.  No Breaches, Violations or Consents.................................19
            3.7.  Title to and Condition of the Assets................................19
            3.8.  No Claims or Litigation.............................................19
            3.9.  Contracts...........................................................20
            3.10.  Intellectual Property..............................................20
            3.11.  Insurance..........................................................21
            3.12.  Bank Accounts and Powers of Attorney...............................22
            3.13.  Affiliated Transactions............................................22
            3.14.  Employees and Agents...............................................22
            3.15.  Employee Benefit Plans.............................................22
            3.16.  Tax Returns and Payments...........................................22
            3.17.  Disclosures........................................................23
            3.18.  Debt ..............................................................23
            3.19.  Real Property......................................................23
            3.20.  Environmental Matters..............................................23
            3.21.  Illegal Payments, etc..............................................24
            3.22.  Brokers' Fees......................................................24
            3.23.  Company Assets.....................................................24
            3.24.  Closing Date Net Working Capital Statement.........................24
4.  REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLERS............................24
            4.1.  Authorization.......................................................25
            4.2.  No Violation or Approval............................................25
            4.3.  Title to Shares.....................................................25
            4.4.  Qualification of the Sellers........................................26
            4.5.  Restrictive Legends.................................................26
            4.6.  Brokers' Fees.......................................................27
5.  REPRESENTATIONS AND WARRANTIES OF VIACELL.........................................27
            5.1.  Organization and Standing...........................................27
            5.2.  ViaCell Subsidiaries................................................28

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                                                        Stock Purchase Agreement
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
            5.3.  Authority to Execute and Perform Agreements.........................28
            5.4.  Capitalization and Title to Shares..................................28
            5.5.  Financial Statements................................................29
            5.6.  No Material Adverse Change..........................................30
            5.7.  Tax Matters.........................................................31
            5.8.  Compliance with Laws................................................33
            5.9.  Consents; No Breach.................................................33
            5.10.  Actions and Proceedings............................................34
            5.11.  Contracts and Other Agreements.....................................34
            5.12.  Title to Properties; Absence of Liens and Encumbrances.............36
            5.13.  Condition and Sufficiency of Assets................................37
            5.14.  Intellectual Property..............................................37
            5.15.  Absence of Undisclosed Liabilities.................................38
            5.16.  Commercial Relationships...........................................38
            5.17.  Employee Benefit Plans.............................................38
            5.18.  Employee Relations.................................................39
            5.19.  Insurance..........................................................39
            5.20.  Environmental Compliance...........................................39
            5.21.  Bank Accounts and Powers of Attorney...............................40
            5.22.  Brokerage..........................................................40
            5.23.  Investment Company Act.............................................40
            5.24.  Full Disclosure....................................................40
            5.25.  Financial..........................................................41
6.  COVENANTS OF THE COMPANY AND THE SELLERS..........................................41
            6.1.  Closing ............................................................41
            6.2.  Expenses ...........................................................41
            6.3.  Sellers' Release....................................................41
            6.4.  Confidentiality.....................................................41
            6.5.  Further Assurances; Obligation to Satisfy Closing Conditions........42
7.  COVENANTS OF VIACELL..............................................................42
            7.1.  Financing...........................................................42
            7.2.  Company Employee Retention..........................................42
            7.3.  New Company Employment Contracts....................................42
            7.4.  Consultancy Arrangements............................................42
            7.5.  Advisory Board Position.............................................43
            7.6.  USSC Technology Committee...........................................43
            7.7.  European Operations.................................................43
            7.8.  Milestones..........................................................43
            7.9.  Institutional Obligations...........................................44
            7.10.  Change of Control..................................................44
8.  CONDITIONS TO VIACELL'S OBLIGATIONS AT THE CLOSING................................44
            8.1.  Representations and Warranties......................................44
            8.2.  Performance.........................................................44
            8.3.  Stock and Option Certificates.......................................44
            8.4.  Qualifications......................................................45
            8.5.  Absence of Litigation...............................................45

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
            8.6.  Legal Opinion.......................................................45
            8.7.  Consents, etc.......................................................45
            8.8.  Stockholder Approval................................................45
            8.9.  Proceedings and Documents...........................................45
            8.10.  Ancillary Agreements...............................................45
            8.11.  Financing..........................................................45
            8.12.  No Material Adverse Change.........................................45
            8.13.  Compliance Certificate.............................................45
            8.14.  Initial Budget.....................................................46
            8.15.  Company Employee Contracts.........................................46
            8.16.  Resignations.......................................................46
            8.17.  Supporting Documents...............................................46
            8.18.  Net Working Capital................................................46
9.  CONDITIONS TO THE COMPANY AND THE SELLERS' OBLIGATIONS AT THE CLOSING.............46
            9.1.  Representations and Warranties......................................46
            9.2.  Performance.........................................................47
            9.3.  Qualifications......................................................47
            9.4.  Absence of Litigation...............................................47
            9.5.  Legal Opinion.......................................................47
            9.6.  Consents, etc.......................................................47
            9.7.  Proceedings and Documents...........................................47
            9.8.  Note Escrow Agreement...............................................47
            9.9.  Series I Agreements.................................................47
            9.10.  Ancillary Agreements...............................................47
            9.11.  No Material Adverse Change.........................................47
            9.12.  Stock Certificates.................................................47
            9.13.  Compliance Certificate.............................................48
            9.14.  Financing..........................................................48
            9.15.  Initial Budget.....................................................48
            9.16.  Supporting Documents...............................................48
10.  TERMINATION......................................................................48
            10.1.  Termination of Agreement...........................................48
            10.2.  Effect of Termination..............................................49
11.  INDEMNIFICATION..................................................................49
            11.1.  Indemnification by the Sellers.....................................49
            11.2.  Time for Claims....................................................50
            11.3.  Third Party Claims.................................................51
            11.4.  No Circular Recovery...............................................52
            11.5.  Indemnity Escrow; Calculation of Several Liability.................53
            11.6.  Offset ............................................................54
            11.7.  Consequential Damages..............................................54
            11.8.  Knowledge and Investigation........................................54
            11.9.  Remedies Cumulative................................................54
            11.10.  Exclusive Remedy..................................................54
12.  MISCELLANEOUS....................................................................55

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                                                        Stock Purchase Agreement
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
            12.1.  Notices ...........................................................55
            12.2.  Succession and Assignment; No Third-Party Beneficiary..............56
            12.3.  Consent of Sellers.................................................56
            12.4.  Amendments and Waivers.............................................56
            12.5.  Provisions Concerning Sellers' Representative......................56
            12.6.  Entire Agreement...................................................57
            12.7.  Schedules; Listed Documents, etc...................................57
            12.8.  Counterparts.......................................................58
            12.9.  Severability.......................................................58
            12.10.  Headings..........................................................58
            12.11.  Governing Law.....................................................58
            12.12.  Dispute Resolution; Forum.........................................58
            12.13.  Specific Performance..............................................59

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                                                        Stock Purchase Agreement
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                                    EXHIBITS

Exhibit A         Form of Notes
Exhibit B         Form of Escrow Agreement
Exhibit C         Form of Opinion by Company Counsel
Exhibit D         Form of Compliance Certificate
Exhibit E         Form of Opinion by ViaCell Counsel
Exhibit F         Initial Budget
Exhibit G         Closing Date Net Working Capital Statement/Net Working
                  Capital Accounting Principles

Exhibit H         Form of Assignment
Exhibit I         Form of Employment Agreement
Exhibit J         Series I Agreements
Exhibit K         Form of Note Escrow Agreement
Exhibit L         Transaction Fee Statement

                                    SCHEDULES

Schedule 1            Series A Sellers
Schedule 2            Common Sellers
Schedule 3            Escrowed Shares
Schedule 4            Company Options
Schedule 5            Contingent Shares
Schedule 6            Percentage Ownership
Schedule 3.1          Capitalization and Ownership
Schedule 3.3          Company Financial Statements
Schedule 3.4          Absence of Certain Developments
Schedule 3.5          Powers and Authority
Schedule 3.6          No Breaches, Violations or Consents
Schedule 3.7          Title to Assets
Schedule 3.9          Contracts
Schedule 3.10         Intellectual Property
Schedule 3.11         Insurance
Schedule 3.12         Bank Accounts and Powers of Attorney
Schedule 3.13         Transactions with Affiliates
Schedule 3.14         Employees and Agents
Schedule 3.15         Company Plans
Schedule 3.18         Debt
Schedule 3.19         Real Property
Schedule 3.22         Brokers
Schedule 4.2          Seller Consents
Schedule 4.6          Seller Brokers
Schedule 5.2          ViaCell Subsidiaries
Schedule 5.4          Capitalization of ViaCell
Schedule 5.5          ViaCell Financial Statements
Schedule 5.6          Material Adverse Changes

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

Schedule 5.7          ViaCell Tax Matters
Schedule 5.8          ViaCell Environmental Matters
Schedule 5.9          ViaCell Consents
Schedule 5.10         ViaCell Actions and Proceedings
Schedule 5.11         ViaCell Contracts
Schedule 5.12         ViaCell Real Property
Schedule 5.14         ViaCell Intellectual Property
Schedule 5.17         ViaCell Benefit Plans
Schedule 5.19         ViaCell Insurance
Schedule 5.21         ViaCell Bank Accounts and Powers of Attorney
Schedule 6.3          Seller Release

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT dated as of September 30, 2003 (as amended or otherwise modified, the "Agreement") by and among ViaCell, Inc., a Delaware corporation ("ViaCell" or "Buyer"), Kourion Therapeutics AG, a German corporation (the "Company"), and the shareholders of the Company signatory hereto (each a "Seller" and, collectively, the "Sellers").

                                    RECITALS

         WHEREAS, the Sellers are the record and beneficial owners of all of the outstanding shares of capital stock of the Company (collectively, the "Shares"), consisting of Series A Preference shares, no par value, of the Company (the "Series A Shares") and Common Shares, no par value, of the Company (the "Common Shares");

         WHEREAS, certain Sellers own and desire to sell all of the outstanding Series A Shares to ViaCell, and the remaining Sellers, as well as the Series A Sellers, own and desire to sell all of the outstanding Common Shares to ViaCell;

         WHEREAS, upon the sale of such Series A Shares and Common Shares to ViaCell, ViaCell will own all of the outstanding equity interests in the Company;

         WHEREAS, ViaCell desires to purchase the Series A Shares and the Common Shares from the Sellers on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, ViaCell, the Company and the Sellers hereby agree as follows:

         1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.

         As used herein, the following terms will have the following meanings:

        "Action" means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority.

        "Affiliate" means, with respect to any specified Person at any time, (a) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, (b) each Person who is at such time an officer or director of, or direct or indirect beneficial holder of at least 20% of any class of the Equity Interests of, such specified Person, (c) each Person that is managed by a common group of executive officers and/or directors as such specified Person, (d) the Members of the Immediate Family (i) of each officer, director or holder described in clause (b) and (ii) if such specified Person is an
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                                                        Stock Purchase Agreement
                                                              September 30, 2003

individual, of such specified Person and (e) each Person of which such specified Person or an Affiliate (as defined in clauses (a) through (d)) thereof will, directly or indirectly, beneficially own at least 20% of any class of Equity Interests at such time.

        "Agreement" is defined in the Preamble.

        "Ancillary Agreements" means (i) the Notes, (ii) the Escrow Agreement,
(iii) any employment or consulting agreements with the Company or ViaCell in effect following the Closing, and (iv) any other agreements as disclosed herein that are necessary for the consummation of the Contemplated Transactions.

        "Assets" means assets held for or used in connection with and/or necessary for the current and currently proposed operation of the Company.

        "Assignment" is defined in Section 2.6.1.

        "Audited Financial Statements" is defined in Section 3.3.1.

        "Business" means the businesses conducted by the Company and proposed to be conducted by the Company.

        "Business Day" means any weekday other than a weekday on which banks in Germany are authorized or required to be closed.

        "Buyer" is defined in the Preamble.

        "Cap" is defined in Section 11.1.2.

        "Cash Payment" is defined in Section 2.6.6.

        "Change of Control" shall mean an event in which (i) ViaCell consummates a merger or consolidation with any other entity, other than a merger or consolidation which would result in the voting securities of ViaCell outstanding immediately prior thereto to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of ViaCell or such surviving entity outstanding immediately after such merger or consolidation; (ii) ViaCell consummates the sale or disposition of all or substantially all of its assets;
(iii) more than fifty percent (50%) of the outstanding capital stock of ViaCell is transferred to a third party in a single transaction or series of related transactions; (iv) ViaCell consummates a liquidation or other liquidating sale; or (v) ViaCell consummates a merger or consolidation in which it is not the surviving company and which is not otherwise described in clause (i).

        "Closing" is defined in Section 2.5.

        "Closing Date" is defined in Section 2.5.

        "Closing Date Net Working Capital Statement" means the written statement, prepared in accordance with GAAP and the methodology agreed upon by the Buyer and the Company as set

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

forth on Exhibit G hereto setting forth in reasonable detail the Company's determination of Net Working Capital as of the Closing Date.

        "Code" means the U.S. Internal Revenue Code of 1986.

        "Common Shares" is defined in the Preamble.

        "Common Sellers" are the holders of 100% of the Common Shares, as set forth on Schedule 2 to this Agreement.

        "Company" is defined in the Preamble.

        "Company's Knowledge" means the actual knowledge of the Company, including the officers of the Company and such other employees of the Company who would be reasonably expected to have knowledge of the matter in question.

        "Company Option Holder" means a Person entitled to receive a Company Option as set forth on Schedule 4 hereto.

        "Company Options" means the options to purchase any capital stock of the Company pursuant to the Company's stock option plan.

        "Company Plans" is defined in Section 3.15.

        "Company Technology" is defined in Section 3.10.1.

        "Compensation" means, with respect to any Person, all salaries, compensation, remuneration, bonuses or benefits of any kind or character whatever (including issuances or grants of Equity Interests), made directly or indirectly by the Company to such Person or Affiliates of such Person.

        "Contemplated Transactions" means, collectively, the transactions contemplated by this Agreement, including (a) the sale and purchase of the Shares, and (b) the execution, delivery and performance of the Ancillary Agreements.

        "Contingent Common Stock" is defined in Section 2.3.1.

        "Contingent Shares" is defined in Section 2.3.

        "Contracts" is defined in Section 3.9.

        "Contractual Obligation" means, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, commitment, promise, undertaking, arrangement or understanding, whether written or oral and whether express or implied, or other document or instrument (including any document or instrument evidencing or otherwise relating to any Debt) to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

        "Debt" means, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) of such Person (a) for borrowed money (including overdraft facilities), (b) evidenced by notes, bonds, debentures or similar Contractual Obligations, (c) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business), (d) under capital leases (in accordance with GAAP), (e) in respect of letters of credit and bankers' acceptances, (f) for Contractual Obligations relating to interest rate protection, swap agreements and collar agreements and
(g) in the nature of Guarantees of the obligations described in clauses (a) through (f) above of any other Person.

        "Dispute" is defined in Section 12.12.1.

        "Encumbrance" means any charge, claim, community or other marital property interest, condition, equitable interest, lien, license, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

        "Enforceable" means, with respect to any Contractual Obligation stated to be Enforceable by or against any Person, that such Contractual Obligation is a legal, valid and binding obligation of such Person enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        "Environmental Laws" means any Legal Requirement relating to (a) releases or threatened releases of Hazardous Substances, (b) pollution or protection of public health or the environment or worker safety or health or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

        "Equity Interests" means (a) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person and (b) any option, warrant, purchase right, conversion right, exchange rights or other Contractual Obligation which would entitle any Person to acquire any such interest in such Person or otherwise entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).

        "Escrow Agent" is defined in Section 2.2.

        "Escrow Agreement" is defined in Section 2.2.

        "Escrow Proportionate Share" is defined in Section 2.2.

        "Escrowed Common Stock" is defined in Section 2.2.1.

        "Escrowed Shares" is defined in Section 2.2.

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

        "Facilities" means any buildings, plants, improvements or structures located on the Real Property.

        "FDA" shall mean the United States Food and Drug Administration.

        "Financial Statements" is defined in Section 3.3.1.

        "Financing" means the Series J financing of ViaCell, as described in
Section 8.11 of this Agreement, which is a condition to the closing of the Contemplated Transactions.

        "GAAP" means, in the case of ViaCell, generally accepted accounting principles in the United States, or, in the case of the Company, the German equivalent ("Grundsatze ordnungsgema(beta)er Buchfuhrung"), in each case as in effect from time to time.

        "Government Order" means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

        "Governmental Authority" means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body.

        "Guarantee" means, with respect to any Person, (a) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other Liability of any other Person, (b) any other arrangement whereby credit is extended to any obligor (other than such Person) on the basis of any promise or undertaking of such Person (i) to pay the Debt or other Liability of such obligor, (ii) to purchase any obligation owed by such obligor, (iii) to purchase or lease assets under circumstances that are designed to enable such obligor to discharge one or more of its obligations or (iv) to maintain the capital, working capital, solvency or general financial condition of such obligor and (c) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of Debt or other obligations of such partnership or venture.

        "Hazardous Substance" is defined in Section 3.20.

        "Indemnity Claim" means a claim for indemnity under Section 11.

        "Indemnified Party" means, with respect to any Indemnity Claim, the party asserting such claim under Section 11.1.

        "Indemnifying Party" means, with respect to any Indemnity Claims, the party against whom such claim is asserted.

        "Initial Budget" means the projected budget for the business of the Company following the Closing (including provisions for the continuation of the Company's research and development operations and the launching of European cord blood banking), attached hereto as Exhibit F,

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

which will take effect on the Closing Date, and will be revised from time to time in ViaCell's reasonable business judgment.

         "Insurance Policies" is defined in Section 3.11.

         "Intellectual Property" means the entire right, title and interest in and to all proprietary rights of every kind and nature, including all rights and interests pertaining to or deriving from:

                  (a) patents, copyrights, mask work rights, technology, know-how, processes, trade secrets, algorithms, inventions, works, proprietary data, databases, formulae, research and development data and computer software or firmware;

                  (b) trademarks, trade names, service marks, service names, brands, trade dress and logos, and the goodwill and activities associated therewith;

                  (c) domain names, rights of privacy and publicity, moral rights, and proprietary rights of any kind or nature, however denominated, throughout the world in all media now known or hereafter created;

                  (d) any and all registrations, applications, recordings, licenses, common-law rights and Contractual Obligations relating to any of the foregoing; and

                  (e) all Actions and rights to sue at law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto.

         "Legal Requirement" means any United States federal, state or local or foreign law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any Governmental Order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

         "Liability" means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

         "Licenses" is defined in Section 3.10.5.

         "Losses" is defined in Section 11.1.1.

         "MSAB" means Medical and Scientific Advisory Board of ViaCell, as further described in Section 7.5.

         "Material Adverse Effect" means any change in, or effect on, the business, operations, assets, prospects or condition (financial or otherwise) of a Person which, when considered either individually or in the aggregate together with all other adverse changes or effects with respect to

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

which such phrase is used in this Agreement, is, or is reasonably likely to be, materially adverse to the business, operations, assets, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, other than changes, effects or circumstances (i) that are the result of factors generally affecting the industry in which the Person operates or (ii) that are attributable to the performance of this Agreement or the consummation of the Contemplated Transactions.

         "Members of the Immediate Family" means, with respect to any individual, (a) such Person's spouse, (b) each parent, brother, sister or child of such Person or such Person's spouse, (c) the spouse of any Person described in clause (b) above, (d) each child of any Person described in clauses (a), (b) or (c) above, (e) each trust created solely for the benefit of one or more of the Persons described in clauses (a) through (d) above and (f) each custodian or guardian of any property of one or more of the Persons described in clauses (a) through (e) above in his capacity as such custodian or guardian.

         "Milestones" is defined in Section 2.4.

         "Milestone Payments" is defined in Section 2.4.

         "Monthly Financials" means the monthly unaudited financial statements of the Company in the form customarily prepared by management for internal use for each complete month after the Most Recent Balance Sheet Date.

         "Most Recent Balance Sheet Date" is defined in Section 3.3.1.

         "MPM Sellers" means, collectively, MPM Founders LLC, MPM BioVentures II QP L.P., MPM BioVentures GmbH & Co. Parallel-Beteiligungs KG, MPM BioVentures II L.P., and MPM Asset Management Investors 2001 BVII LLC.

         "Net Working Capital" means current assets minus current liabilities, determined in accordance with GAAP and the methodology described on Exhibit G.

         "Net Working Capital Shortfall" is defined in Section 2.7.

         "Net Working Capital Target" means Net Working Capital of the Company of at least $5.2 million.

         "Note Escrow Agreement" means the escrow agreement executed by ViaCell in conjunction with the Notes pursuant to which ViaCell will deposit $4.2 million with an escrow agent for the term of the Notes.

         "Notes" is defined in Section 2.1.1.

         "Ordinary Course of Business" means an action taken by any Person in the ordinary course of such Person's business which is consistent with the past customs and practices of such Person (including past practice with respect to quantity, amount, magnitude and frequency, standard employment and payroll policies and past practice with respect to management of working

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

capital) which is taken in the ordinary course of the normal day-to-day operations of such Person.

         "Organizational Documents" means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

         "OSHA" is defined in Section 5.8.

         "Percentage Ownership" means the percentage ownership of each Seller as set forth on Schedule 6 hereto.

         "Person" means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.

         "Phase I Study" shall have the meaning ascribed to it in Title 21 of the United States Code of Federal Regulations, Section 312.21(a) and shall also be conducted following Good Clinical Practice (GCP) Guidelines established by the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH, Guideline E6, GCP:
Consolidated Guideline, 1 May 1996).

         "Phase II Study" shall mean a well-controlled clinical study that also has the meaning ascribed to it in Title 21 of the United States Code of Federal Regulations, Section 312.21(b) and shall also be conducted following GCP Guidelines established by the ICH (Guideline E6, GCP: Consolidated Guideline, 1 May 1996).

         "Phase III Study" shall mean a well-controlled clinical study that also has the meaning ascribed to it in Title 21 of the United States Code of Federal Regulations, Section 312.21(c) and shall also be conducted following GCP Guidelines established by the ICH (Guideline E6, GCP: Consolidated Guideline, 1 May 1996).

         "Plan Sponsor" is defined in Section 5.17.

         "Plans" is defined in Section 5.17.

         "Predecessor" means, with respect to the Company (a) any Person that has ever merged with or into the Company, (b) any Person a majority of whose capital stock (or similar outstanding ownership interests) or Equity Interests has ever been acquired by the Company, (c) any Person all or substantially all of whose assets has ever been acquired by the Company, and (d) any prior names of the Company or any Person described in clauses (a) through (c).

         "Product" or "Products" shall mean each product manufactured, sold, leased, licensed, delivered or installed by the Company, including any USSC Company Product.

                                                        Stock Purchase Agreement
                                                              September 30, 2003

        "Proprietary Rights" is defined in Section 5.14.

        "Purchase Price Deduction" is defined in Section 2.7.

        "Qualified Public Offering" shall mean a firm commitment underwritten public offering of the common stock of ViaCell at a price per share of at least $9.70 (as appropriately adjusted to reflect any conversion of preferred stock into common stock, any stock splits or combinations, or any declaration of dividends or distributions or other similar recapitalization) in which the net proceeds received by ViaCell equal or exceed $50 million.

        "Real Property" is defined in Section 3.19.1.

        "Real Property Leases" is defined in Section 3.19.1.

        "Representative" means, with respect to any Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

        "Securities Act" means the Securities Act of 1933.

        "Seller" and "Sellers" are defined in the Preamble.

        "Sellers' Representative" means Dr. Stephan Wnendt, as representative for the Sellers.

        "Series A Shares" is defined in the Preamble.

        "Series A Sellers" means the holders of 100% of the Series A Shares as set forth on Schedule 1 to this Agreement.

        "Series I Agreements" means (i) the Fourth Amended and Restated Stockholders Agreement of ViaCell, (ii) the Fourth Amended and Restated Registration Rights Agreement of ViaCell, and (iii) the Third Amended and Restated Investors' Rights Agreement of ViaCell, as amended from time to time including in connection with the Financing attached hereto as Exhibit J.

        "Series I Stock" is defined in Section 2.1.1.

        "Shares" is defined in the recitals to this Agreement.

        "Subsidiary" means, with respect to any specified person, any other Person of which such specified Person will, at the time, directly or indirectly through one or more Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, limited liability company, joint venture or similar interests or (c) be a general partner, managing member or joint venturer.

        "Tax" or "Taxes" means (a) any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including
FICA), unemployment, disability, real property, personal property,

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and (b) any liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another person's taxes as a transferee or successor, by contract or otherwise.

         "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Technology" means all inventions, works, discoveries, innovations, know-how, information (including ideas, research and development, know-how, formulas, compositions, processes and techniques, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation and manuals), computer software, firmware, computer hardware, integrated circuits and integrated circuit masks, electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, works in process, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectible or protected by patent, copyright, mask work right, trade secret law or otherwise, and all documents and other materials recording any of the foregoing.

         "Termination Date" is defined in Section 10.1.

         "Third Party Claim" is defined in Section 11.3.1.

         "Total Purchase Price" is defined in Section 2.1.

         "Transaction Expenses" is defined in Section 6.2.

         "Transaction Fee Proportionate Share" is defined in Section 2.6.6.

         "Transaction Fee Statement" means the written statement of Transaction Expenses of the Company and the Sellers as set forth on Exhibit L, to be delivered by the Company in connection with the Closing.

         "Unaudited Financial Statements" is defined in Section 3.3.1.

         "U.S. Sellers" means, collectively, the MPM Sellers (except for MPM BioVentures GmbH & Co. Parallel-Beteiligungs KG) and Phillip Coelho.

         "USSC" means Unrestricted Somatic Stem Cell.

         "USSC Company Product" is defined in Section 2.4.

         "ViaCell Balance Sheet" is defined in Section 5.5.

                                                        Stock Purchase Agreement
                                                              September 30, 2003

        "ViaCell Balance Sheet Date" is defined in Section 5.5.

        "ViaCell Common Stock" means shares of the common stock, par value $0.01 per share, of ViaCell.

        "ViaCell Financial Statements" is defined in Section 5.5.

        "ViaCell Indemnified Person" is defined in Section 11.1.1.

        "ViaCell Option Plan" is defined in Section 7.2.

        "ViaCell Permits" is defined in Section 5.8.

        "ViaCell Subsidiary" is defined in Section 5.2.

Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article, Exhibit or Schedule means a Section or Article of, or Schedule or Exhibit to this Agreement, unless another agreement is specified, (b) the word "including" will be construed as "including without limitation," (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively and (e) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement.

         2. PURCHASE AND SALE OF SHARES.

                  2.1. Purchase and Sale of Shares. Upon the terms and conditions set forth herein, each Seller hereby sells, conveys, transfers, assigns, grants and delivers to ViaCell, and ViaCell hereby purchases, acquires and accepts from each Seller, subject to the terms and conditions of the Company's Articles of Association, all right, title, and interest in and to the Shares held by such Seller, free and clear of all liabilities, obligations, pledges, security interests, liens, contractual commitments, claims, defenses, setoffs, equities, encumbrances or charges in consideration of the issuance of the Notes and the number of shares of ViaCell capital stock as specified below (including the shares described in Sections 2.2 and 2.3 below, but not Section 2.4, the "Total Purchase Price").

                  2.1.1. Series A Shares. At the Closing, the Series A Sellers will sell, assign and transfer to ViaCell, and ViaCell will purchase and acquire from the Series A Sellers, 100% of the outstanding Series A Shares. Each Series A Seller will sell to ViaCell all of the Series A Shares owned by such Series A Seller, the specific number of which is set forth opposite each Series A Seller's name on Schedule 1. The initial consideration for the sale and transfer of the Series A Shares will consist of (i) promissory notes issued by ViaCell in the original aggregate principal amount of $14 million in the form attached hereto as Exhibit A in favor of the Series A Sellers in the denominations set forth opposite each Series A Seller's name on Schedule 1 (the "Notes"), and (ii) such number of shares of Series I Convertible Preferred Stock of ViaCell, par value $0.01 per share (the "Series I Stock"), as set forth opposite each Series A Seller's name on Schedule 1.

                                                        Stock Purchase Agreement
                                                              September 30, 2003

                  2.1.2. Common Shares. At the Closing, the Common Sellers will sell, assign and transfer to ViaCell, and ViaCell will purchase and acquire from the Common Sellers, 100% of the outstanding Common Shares. Each Common Seller will sell to ViaCell all of the Common Shares owned by such Common Seller, the specific number of which is set forth opposite such Common Seller's name on Schedule 2. The initial consideration for the sale and transfer of the Common Shares will consist of the number of shares of Series I Stock set forth opposite each Common Seller's name on Schedule 2.

         2.2. Escrowed Shares. As additional initial consideration, on the Closing Date, ViaCell will issue 241,481 shares of Series I Stock (as such number of shares may be reduced pursuant to Section 2.7 and, after the Closing, pursuant to Section 11.5, the "Escrowed Shares") and these shares will be deposited in escrow with Dr. Norbert Zimmermann, as escrow agent (the "Escrow Agent") for the benefit of the Sellers (other than the MPM Sellers) pursuant to the Escrow Agreement in the form attached hereto as Exhibit B (the "Escrow Agreement"). All Escrowed Shares held by the Escrow Agent will be released to the Sellers (other than the MPM Sellers) pro rata based on the proportionate share of each Seller (other than the MPM Sellers) set forth on Schedule 3 hereto (the "Escrow Proportionate Share") (and also as set forth in Exhibit 1 to the Escrow Agreement), in accordance with the following provisions.

                  2.2.1. Release upon a Qualified Public Offering. Unless sooner released pursuant to Section 2.2.2 or returned to ViaCell pursuant to
         Section 2.2.3, the Escrow Agent will release the Escrowed Shares immediately following the closing of a Qualified Public Offering that occurs prior to the third anniversary of the Closing Date. The released Escrowed Shares will be exchanged by the Escrow Agent for the number of shares of ViaCell Common Stock into which the Escrowed Shares are then convertible (the "Escrowed Common Stock") within five (5) Business Days of the closing of the Qualified Public Offering. The Escrow Agent will then deliver the Escrowed Common Stock to each Seller (other than the MPM Sellers) in accordance with the terms of the Escrow Agreement (except for such Escrowed Shares that are subject to a disputed indemnification claim pursuant to the terms of the Escrow Agreement) and the Escrow Agreement shall thereupon terminate in accordance with its terms.

                  2.2.2. Release upon a Change of Control. Unless sooner released pursuant to Section 2.2.1 or returned to ViaCell pursuant to
         Section 2.2.3, the Escrow Agent will release and deliver the Escrowed Shares to each Seller (other than the MPM Sellers) in accordance with the terms of the Escrow Agreement upon the closing of a Change of Control as defined in clauses (i), (ii), (iii) and (iv) of the "Change of Control" definition set forth herein (but excluding an event described in clause (iv) which occurs solely in connection with a corporate reorganization), but not upon the closing of an event described in clause (v) of such definition) that occurs prior to the third anniversary of the Closing Date. In the event that the holders of Series I Stock are entitled to receive cash, securities or other property in exchange for the shares of Series I Stock pursuant to such Change of Control, the Escrow Agent will exchange the Escrowed Shares for such equivalent cash, securities or property to which the holder of the Escrowed Shares is entitled pursuant to such Change of Control and shall deliver the same to each Seller (other than the MPM Sellers) in accordance with the terms of the Escrow Agreement

                                                        Stock Purchase Agreement
                                                              September 30, 2003

         (except for such Escrowed Shares that are subject to a disputed indemnification claim pursuant to the terms of the Escrow Agreement) and the Escrow Agreement shall thereupon terminate in accordance with its terms.

                  2.2.3. Termination. Unless earlier terminated pursuant to
         Section 2.2.1 or 2.2.2, the escrow described in this Section will terminate on the third anniversary of the Closing Date, and the Escrow Agent will return the Escrowed Shares to ViaCell in accordance with the terms of the Escrow Agreement, the Escrow Agreement shall thereupon terminate in accordance with its terms, and the Sellers will have no further rights in respect of the Escrowed Shares.

         2.3. Contingent Shares. As additional initial consideration, ViaCell will issue 289,256 shares of Series I Stock to the MPM Sellers (as such number of shares may be reduced pursuant to Section 2.7 and, after the Closing, pursuant to Section 11.5, and increased pursuant to the last sentence of Section 2.3.2, the "Contingent Shares") pro rata as set forth on Schedule 5 hereto in accordance with the following provisions.

                  2.3.1. Issue of Contingent Shares upon a Qualified Public Offering. Unless sooner issued pursuant to Section 2.3.2, ViaCell will issue the Contingent Shares to the MPM Sellers immediately following the closing of a Qualified Public Offering that occurs prior to the third anniversary of the Closing Date. The issued Contingent Shares will be exchanged by ViaCell for the number of shares of ViaCell Common Stock into which the Contingent Shares are then convertible (the "Contingent Common Stock") within five (5) Business Days of the closing of the Qualified Public Offering (except for such Contingent Shares that are subject to a disputed indemnification claim).

                  2.3.2. Issue of Contingent Shares upon a Change of Control. Unless sooner issued pursuant to Section 2.3.1, ViaCell will issue the Contingent Shares to the MPM Sellers promptly upon the closing of a Change of Control as defined in clauses (i), (ii), (iii) and (iv) of the "Change of Control" definition as set forth herein (but excluding an event described in clause (iv) which occurs solely in connection with a corporate reorganization) but not upon closing of an event as described in clause (v) of such definition) that occurs prior to the third anniversary of the Closing Date. In the event that the holders of Series I Stock are entitled to receive cash, securities or other property in exchange for the shares of Series I Stock pursuant to such Change of Control, ViaCell will, in lieu of the Contingent Shares, issue such equivalent cash, securities or property to which the holder of the Contingent Shares is entitled (except for such Contingent Shares that are subject to a disputed indemnification claim) pursuant to such Change of Control, and shall deliver the same to each MPM Seller. In addition, in the event that the Contingent Shares are issued pursuant to this Section 2.3.2, ViaCell will issue to the MPM Sellers an additional number of shares of Series I Stock equal to eight percent (8%) of the initial number of such Contingent Shares compounded annually from the Closing Date to the date of such issuance.

                  2.3.3. Termination of Obligation to Issue Contingent Shares. Unless earlier delivered pursuant to Section 2.3.1 or 2.3.2, the obligation of ViaCell to issue the

                                                        Stock Purchase Agreement
                                                              September 30, 2003

         Contingent Shares to the MPM Sellers will terminate on the third anniversary of the Closing Date.

         2.4. Milestone Payments. As additional consideration for the Shares, ViaCell will make the following payments or issue the following additional shares of Series I Stock (the "Milestone Payments") to the Sellers within thirty
(30) days following the achievement of the milestones described below (the "Milestones") relating to USSC product candidates in development by the Company prior to the Closing Date (each, a "USSC Company Product"). Such Milestone Payments will be paid to each Seller pro rata based on each Seller's Percentage Ownership as set forth on Schedule 6 hereto in cash, or, at the election of each Seller, in shares of Series I Stock, which shares are deemed for purposes of this Section to have a value of $8.00 per share; provided that, if ViaCell shall have completed an initial public offering prior to the time a Milestone Payment is due to the Sellers and a Seller elects to receive shares instead of cash, the Milestone Payment will be paid in shares of ViaCell Common Stock in lieu of the issuance of Series I Stock, based on the then current market price of such stock (calculated as the average closing price of the ViaCell Common Stock on the principal market on which it is then traded for the ten (10) days preceding and the ten (10) days following the achievement of the Milestone). In any event, no Milestone Payment will be paid more than once, regardless of the number of times such Milestone is achieved.

         2.4.1. Phase II Milestone Payments.

                  (a) $3.0 million, upon the receipt by ViaCell or any ViaCell Subsidiary (including the Company) by December 31, 2006 of final, audited clinical trial data that are determined to be positive outcome data for a cardiac indication from a well-controlled Phase II Study regarding a USSC Company Product (the date of such determination being deemed to be the date of achievement of the Milestone, provided that the Milestone shall be deemed to have been met if the data is received before December 31, 2006, regardless of the date of such determination).

                  (b) $3.0 million, upon the receipt by ViaCell or any ViaCell Subsidiary (including the Company) by June 30, 2007 of final, audited clinical trial data that are determined to be positive outcome data for a non-cardiac indication from a well-controlled Phase II Study regarding a USSC Company Product (the date of such determination being deemed to be the date of achievement of the Milestone, provided that the Milestone shall be deemed to have been met if the data is received before June 30, 2007, regardless of the date of such determination).

For purposes of this Section, the term "positive outcome data" shall mean data obtained from a well-controlled Phase II Study, which demonstrate a reasonably acceptable safety profile and which provide reasonable evidence of clinical efficacy, and which support either (i) the immediate submission of a marketing authorization application, or (ii) the initiation of a Phase III Study following consultation and agreement with applicable regulatory authorities.

         2.4.2. Product Approval Milestone Payments.

                                                        Stock Purchase Agreement
                                                              September 30, 2003

                  (a) $3.0 million, upon the receipt by ViaCell or any ViaCell Subsidiary (including the Company) of all required regulatory approvals (including pricing and reimbursement approval, if required) by December 31, 2011 to market a USSC Company Product for a cardiac indication in both the United States and the European Union.

                  (b) $3.0 million, upon the receipt by ViaCell or any ViaCell Subsidiary (including the Company) of all required regulatory approvals (including pricing and reimbursement approval, if required) by December 31, 2012 to market a USSC Company Product for a non-cardiac indication in both the United States and the European Union.

         2.5. The Closing. The closing (the "Closing") with respect to the Contemplated Transactions will take place at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts, on _____________, 2003 (the "Closing Date") or at such other place and on such other date as the parties may agree in writing.

         2.6. Closing Deliveries.

                  2.6.1. Series A Shares. At the Closing (i) ViaCell shall deliver to the Series A Sellers (a) the Notes, and (b) a certificate or certificates representing the number of shares of Series I Stock set forth opposite each Series A Seller's name on Schedule 1, and (ii) the Series A Sellers will assign to ViaCell the number of Series A Shares set forth opposite each Series A Seller's name on Schedule 1, in a form of Assignment attached hereto as Exhibit H (the "Assignment") and shall deliver to ViaCell the Assignment.

                  2.6.2. Common Shares. At the Closing (i) ViaCell shall deliver to each Common Seller a certificate for the number of shares of Series I Stock set forth opposite each Common Seller's name on Schedule 2, and
         (ii) each Common Seller will assign to ViaCell the number of Common Shares set forth opposite each Common Seller's name on Schedule 2 in a form of Assignment attached hereto as Exhibit H and shall deliver to ViaCell the Assignment.

                  2.6.3. Series I Agreements and Legends. The Sellers will, at or prior to the Closing, execute and become party to all Series I Agreements or amendments thereto, and each share of Series I Stock received by the Sellers will bear restrictive legends as described in
         Section 4.5 hereof.

                  2.6.4. Escrowed Shares. At the Closing, ViaCell shall deliver the Escrowed Shares to the Escrow Agent as specified in Section 2.2.

                  2.6.5. Share Register. At the Closing and subject to the delivery of the forms of Assignment in accordance with Sections 2.6.1 and 2.6.2 hereunder, the Company shall deliver to ViaCell an updated excerpt of the share register of the Company stating that ViaCell is the holder of all Shares of the Company.

                  2.6.6. Cash Transfer. At the Closing, ViaCell will deliver cash in the amount set forth in the Transaction Fee Statement (the "Cash Payment") to the Company for the

                                                        Stock Purchase Agreement
                                                              September 30, 2003

                  benefit of the Sellers pro rata based on each Seller's Percentage Ownership as set forth on Schedule 6 hereto (the "Transaction Fee Proportionate Share"). The total amount of the Cash Payment will be subtracted from the Total Purchase Price as set forth in Section 2.7. Following the Closing, the Company will use the Cash Payment to pay the Transaction Expenses set forth on the Transaction Fee Statement, including brokers' fees.

                  2.7. Purchase Price Adjustment. If the Net Working Capital of the Company (as set forth on the Closing Date Net Working Capital Statement) is less than the Net Working Capital Target, then the Buyer will subtract an amount equal to such shortfall (the "Net Working Capital Shortfall") and the total amount of Transaction Expenses set forth on the Transaction Fee Statement (collectively, the "Purchase Price Deduction") from the Total Purchase Price payable to the Sellers. The Purchase Price Deduction will be subtracted from the Total Purchase Price in the following manner, based on the value of the Series I Shares at $8.00 per share:

                           (i) 18.75% of the total Purchase Price Deduction will
                  be subtracted pro rata from (a) the total amount of Escrowed Shares held by the Escrow Agent pursuant to Section 2.2 and
                  (b) the total amount of Contingent Shares; and

                           (ii) 81.25% of the total Purchase Price Deduction
                  will be subtracted from total amount of shares of Series I Stock paid to the Series A Sellers and the Common Sellers pursuant to Section 2.1, of which 48.55% of such shares will be subtracted from the number of shares issuable to the Series A Sellers and the remainder of such shares subtracted from the number of shares otherwise issuable to the Common Sellers pro rata in accordance with Schedule 3 hereto.

                  Schedules 1, 2, 3, 4 and 5 will reflect the number of shares of Series I Stock to be issued pursuant to this Agreement both before and after the adjustments required by this Section 2.7.

                  2.8. Remainder. Any amounts remaining from the cash transferred to the Company pursuant to Section 2.6.6 after payment in full or settlement of the Transaction Expenses as set forth in the Transaction Fee Statement, shall be distributed to the Sellers pro rata based on each Seller's Transaction Fee Proportionate Share.

         3. REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY.

         The Company hereby makes the following representations and warranties to ViaCell, each of which is complete and correct as of the execution of this Agreement and on and as of the Closing Date:

                  3.1. Capitalization and Ownership. The Shares constitute all of the issued and outstanding shares of capital stock of the Company and, except as set forth in Schedule 3.1, no person or entity has any other right, title or interest in the Company or any profits, earnings, gains or losses with respect thereto. All of such Shares are duly authorized, validly issued, fully paid and non-assessable and are owned of record by the Sellers in the respective amounts indicated next to each Sellers name on Schedule 1 and Schedule 2 hereto. No share

                                                        Stock Purchase Agreement
                                                              September 30, 2003

         certificates ("Aktienurkunde") and no interim shares certificates ("Zwischenscheine") have been issued for any of the Shares. Except as set forth in Schedule 3.1, there are no agreements, arrangements or commitments (other than this Agreement) to which the Company is a party or is otherwise bound (i) relating to the acquisition, exchange, conversion or disposition of any of the Shares or any other equity interest in the Company; (ii) under which the Company is or may be obligated to issue any equity interests in the Company or options to purchase equity interests in the Company; or (iii) relating to the repurchase or redemption of any of the Shares of the Company. There are no outstanding options, warrants or other rights to subscribe for or purchase any equity interest in the Company. All previously granted outstanding options of the Company have been exercised or cancelled.

                  3.2. Corporate Organization. The Company is a corporation duly and validly existing under the laws of Germany, with full power and authority under such laws, as amended from time to time, and its Articles of Association to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. The copy of the Company's Articles of Association, as amended to date and heretofore delivered to ViaCell's counsel, is complete and correct, and no amendment thereto is pending. The Company is duly qualified to do business under the laws of each jurisdiction in which its current business, or the ownership or leasing of its properties, requires such qualification. The Company has no Subsidiaries, and does not own any equity or other proprietary interest in any other corporation, partnership, joint venture or other entity of any nature whatsoever. None of the outstanding Shares was issued in violation of applicable securities laws.

                  3.3. Financial Statements.

                           3.3.1. Attached hereto as Schedule 3.3 are the
                  following financial statements: (i) the unaudited balance sheet, income statement and statement of cash flows of the Company at and for the period ended June 30, 2003 (the "Unaudited Financial Statements"); and (ii) the audited balance sheet, income statement and statement of cash flows of the Company as of December 31, 2002 (the "Most Recent Balance Sheet Date") (the "Audited Financial Statements" and, together with the Unaudited Financial Statements, the "Financial Statements"). The Financial Statements (i) are accurate and complete in all material respects; (ii) were prepared in accordance with GAAP consistently applied throughout the periods indicated; (iii) are consistent with the books and records of the Company; and (iv) fairly set forth the results of operations and financial condition of the Company for the periods, and as of the dates, indicated.

                           3.3.2. Except as set forth in Schedule 3.3, the
                  Company does not as of the date hereof have any liabilities or obligations of any nature, whether absolute, accrued, known, unknown, contingent or otherwise, except to the extent disclosed in the Financial Statements or incurred in the Ordinary Course of Business since June 30, 2003 or incurred with ViaCell's consent. The Company pays its bills and liabilities in the Ordinary Course of Business.

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

                  3.4. Absence of Certain Developments. Since June 30, 2003, the Business has been conducted in the Ordinary Course of Business and, except for the matters disclosed in Schedule 3.4:

                           (a) the Company has not (i) amended its
                  Organizational Documents, (ii) amended any term of its outstanding Equity Interests or other securities or (iii) issued, sold, granted, or otherwise disposed of, its Equity Interests or other securities;

                           (b) the Company has not become liable in respect of
                  any Guarantee or has incurred, assumed or otherwise become liable in respect of any Debt, except for borrowings in the Ordinary Course of Business;

                           (c) the Company has not permitted any of its Assets
                  to become subject to an Encumbrance;

                           (d) the Company has not (i) made any declaration,
                  setting aside or payment of any dividend or other distribution with respect to, or any repurchase, redemption or other acquisition of, any of its capital stock or other Equity Interests or (ii) entered into, or performed, any transaction with, or for the benefit of, any Seller or any Affiliate of any Seller (other than payments made to officers, directors and employees in the Ordinary Course of Business);

                           (e) there has been no material loss, destruction,
                  damage or eminent domain taking (in each case, whether or not insured) affecting the Business or any material Asset;

                           (f) the Company has not increased the Compensation
                  payable or paid, whether conditionally or otherwise, to (i) any employee, consultant or agent other than in the Ordinary Course of Business, (ii) any director or officer or (iii) any Seller or any Affiliate of any Seller;

                           (g) the Company has not entered into any Contractual
                  Obligation other than in the Ordinary Course of Business, providing for the employment or consultancy of any Person on a full-time, part-time, consulting or other basis or otherwise providing Compensation or other benefits to any officer, director, employee or consultant;

                           (h) the Company has not made any change in its
                  methods of accounting or accounting practices (including with respect to reserves);

                           (i) the Company has not made, changed or revoked any
                  material Tax election, elected or changed any method of accounting for Tax purposes, settled any Action in respect of Taxes or entered into any Contractual Obligation in respect of Taxes with any Governmental Authority;

                           (j) the Company has not terminated or closed any
                  Facility, business or operation;

                           (k) the Company has not adopted any Company Plan or,
                  except in accordance with terms thereof as in effect on the Most Recent Balance Sheet Date, increased any benefits under any Company Plan;

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

                           (l) the Company has not written up or written down
                  any of its material Assets or revalued its inventory except as within the Ordinary Course of Business and as required by law;

                           (m) the Company has not entered into any Contractual
                  Obligation to do any of the things referred to elsewhere in this Section 3.4; and

                           (n) no event or circumstance has occurred which has
                  had, or is reasonably likely to have, a Material Adverse
                  Effect.

                  3.5. Powers and Authority. The Company has all requisite legal capacity, power and authority (including full corporate power and authority) to own and operate the assets of the Company and to carry on the Business. The execution, delivery and performance of this Agreement and each agreement, document and instrument to be executed and delivered pursuant to, or as contemplated by, this Agreement have been duly authorized by all necessary action of the Company and no other action on the part of the Company is required in connection therewith. The Company is not in violation of, and has not violated, any instrument, permit, decree, order, statute, ordinance or governmental regulation except for those violations which do not have a Material Adverse Effect. Except as set forth on Schedule 3.5, the Company has in force all governmental permits, licenses and authorizations necessary to conduct the Business.

                  3.6. No Breaches, Violations or Consents. Neither the execution and delivery of this Agreement nor the compliance with the terms and provisions of this Agreement (a) conflicts with or results in a breach of any of the terms, conditions or provisions of any contract or other instrument to which the Company is a party or by which the Company may be bound or constitutes a default thereunder; (b) results in the creation or imposition of any Encumbrance upon or gives to others any interest or rights in or with respect to any of the Shares or Assets; (c) violates any law, statute, or regulation of any Governmental Authority; or (d) otherwise impacts in any manner upon the rights of the Company under any of the Contracts, except as set forth on Schedule 3.6. No approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority is required to be made by or on behalf of the Company in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby.

                  3.7. Title to and Condition of the Assets. The Company has good and marketable title to the Assets and the Business owned by the Company free and clear of all Encumbrances except as set forth on
         Schedule 3.7. All of the tangible personal property used by the Company in connection with the operation of the Business is included among the Assets owned or leased by the Company unless specified in Schedule 3.7, and the tangible personal property used by the Company is in working condition sufficient to continue to operate the Business in the ordinary course.

                  3.8. No Claims or Litigation. There is no litigation, judicial, administrative or arbitral action, proceeding, governmental investigation or claim pending or, to the Company's Knowledge, threatened that questions the validity of this Agreement or any action taken or to

                                                        Stock Purchase Agreement
                                                              September 30, 2003

         be taken by the Sellers in connection with this Agreement or that relates to the Company, the Assets or the Business. There is no judgment, order, injunction, decree or award outstanding (whether rendered by a court, administrative agency or arbitrator), against the Company.

                  3.9. Contracts. The contracts listed on Schedule 3.9 (the "Contracts") consist of all contracts, agreements, or other arrangements of any nature, whether written or oral, to which the Company is a party and which are necessary for the conduct of the Business and which require, in the aggregate, annual payments in excess of $20,000, including without limitation all contracts with customers of the Company, all Contracts relating to the license of Intellectual Property, the grant of any funds to the Company or the terms of any employment or consulting arrangement with any individual. All such Contracts are, and immediately after giving effect to the Closing hereunder and the consummation of the Contemplated Transactions will be, in full force and effect, and neither the Company nor, to the Company's Knowledge, any other party thereto is in default nor has any event occurred which with notice or lapse of time would constitute a default in respect of any of the terms or provisions thereof. The Company has not breached any conditions of its grants of funding. There are no disputes or disagreements pending or, to the Company's Knowledge, threatened between the Company and any other party under any of the Contracts, and, to the Company's Knowledge, there is no basis for any such dispute or disagreement. True and correct copies of all of the Contracts have been delivered to counsel for ViaCell.

                  3.10. Intellectual Property.

                           3.10.1. The Company is the sole owner of and has the
                  right to use all technology as set forth in Schedule 3.10. The "Company Technology" is all Technology used in connection with the Business and any and all Intellectual Property in such Technology.

                           3.10.2. Neither the Company nor any Predecessor (a)
                  has to the Company's Knowledge interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties or (b) has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that a Person must license or refrain from using any Intellectual Property rights of any third party in connection with the conduct of the Business or the use of the Company Technology). To the Company's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Company Technology.

                           3.10.3. Schedule 3.10 identifies (a) all registered
                  Intellectual Property which has been issued to the Company or is used by the Company in the Business, (b) each pending application for registration which the Company has made with respect to any Company Technology, (c) each Contractual Obligation which the Company or any Seller has granted to any third party with respect to any of (a) or (b) above and (d) each Contractual Obligation which the Company or any Seller has granted to any third party with respect to Company Technology that is not included in (a) or (b) above. True, accurate and complete copies of all such registrations, applications and Contractual Obligations, in each case, as amended, or otherwise modified and in effect, have been made available to ViaCell, as well as true, accurate and complete copies of all other written documentation

                                                        Stock Purchase Agreement
                                                              September 30, 2003

                  evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.10 also identifies each trade name, trade dress and unregistered trademark or service mark used by the Company or in connection with the Business or the Company Technology.

                  3.10.4. With respect to each item of Company Technology:

                           (a) the Company possesses all right, title, and
                  interest in and to such item, free and clear of any Encumbrance except as disclosed on Schedule 3.10;

                           (b) such item is not subject to any outstanding
                  Government Order, and no Action is pending or threatened, which challenges the legality, validity, enforceability, use or ownership of such item; and

                           (c) except as disclosed on Schedule 3.10, the Company
                  has not agreed and does not have a Contractual Obligation to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item.

                  3.10.5. Schedule 3.10 identifies each item of Company Technology that any Person besides the Company owns and that is used by the Company in the Business pursuant to any license, sublicense or other Contractual Obligation (the "Licenses"). Except as disclosed on
         Schedule 3.10, there are no royalties for the use of any such Company Technology. The Company has made available to ViaCell true, accurate and complete copies of all of the Licenses, in each case, as amended or otherwise modified and in effect. With respect to each such item identified on Schedule 3.10: (a) such item is not subject to any outstanding Government Order, and no Action is pending or threatened which challenges the legality, validity or enforceability of such item and (b) none of the Sellers or the Company has granted any sublicense or similar right with respect to any License covering such item.

                  3.10.6. Except as set forth in Schedule 3.10, all current and former employees and contractors of the Company who contributed to the Company Technology in any way have executed enforceable Contractual Obligations that assign to the Company all the respective rights, including Intellectual Property, to any inventions, improvements, discoveries or information relating to the Business.

                  3.10.7. None of the Company Technology constitutes or is dependent on any open source computer code, and none of the Company Technology is subject to any License or other Contractual Obligation that would require the Company to divulge to any Person any source code or trade secret that is part of the Company Technology.

         3.11. Insurance. Schedule 3.11 is an accurate and complete list of all insurance policies of the Company which relate to the Business (the "Insurance Policies"). The Company has delivered to ViaCell true copies of all of the Insurance Policies. The Company has taken all required action to maintain all of the Insurance Policies in effect following the Closing, and has paid all premiums due thereon in a timely manner. There are no claims currently

                                                        Stock Purchase Agreement
                                                              September 30, 2003

pending under any of the Insurance Policies, and, to the Company's Knowledge, no basis for any such claims.

         3.12. Bank Accounts and Powers of Attorney. Schedule 3.12 sets forth an accurate and complete list of (a) all bank accounts of the Company, together with the names of all authorized signatories thereon; and (b) all powers of attorney currently in effect for the Company.

         3.13. Affiliated Transactions. Except as set forth in Schedule 3.13, the Company is not bound or party to any contract, commitment or understanding with any of the Sellers, any manager or officer of the Company or any of its affiliates or any member of such Seller's, manager's or officer's family or any of their respective affiliates and none of the Sellers, any managers or officers of the Company or any of its affiliates or any members of such Seller's, manager's or officer's family or any of their respective affiliates owns or otherwise has any rights to or interest in any asset, tangible or intangible, which is used in the Business.

         3.14. Employees and Agents. Schedule 3.14 is an accurate and complete list of all employees and contractors of the Company. The Company currently has 20 full time employees. To the Company's Knowledge, no executive, key employee or group of employees has made any plans to terminate employment with the Company. The Company is in compliance with all applicable labor and employment laws and regulations, including, without limitation, laws prohibiting discrimination and sexual harassment. The Company has no works council in place. The Company has delivered to ViaCell a schedule which indicates, as to each employee, (a) current salary, bonus, commissions and any other compensation; (b) length of employment with the Company; and (c) most recent date and amount of compensation increase, and such information is true and complete in all material respects. The Company has delivered to ViaCell true and correct copies of all agreements with employees of the Company.

         3.15. Employee Benefit Plans. Schedule 3.15 contains a description of all employee benefit plans, superannuation plans, policies, practices and arrangements of the Company (collectively, the "Company Plans"), including, without limitation, pension, retirement, disability, sick leave, medical, dental and other health insurance, life insurance, severance, stock options, deferred compensation and vacation, and the Company has delivered to ViaCell true and complete copies of all such Company Plans. All of the Company Plans are in compliance with and have been administered in accordance with applicable law.

         3.16. Tax Returns and Payments. All tax returns and reports (including but not limited to all laws imposing or relating to income tax, fringe benefits tax, sales tax, goods and services tax, payroll tax, land tax, water and municipal rates and stamp and customs duties) of the Company required to be filed on or before the date hereof have been duly and timely filed on or before such date or any properly extended date, and all taxes, assessments, fees, interest, penalties and other governmental charges (collectively, "Taxes") upon the Company, the Assets or the Business which are due and payable, other than those which are presently payable without penalty or interest and which are included in the Financial Statements, have been paid. As of the date hereof, there are no tax liens on any of the Assets, and there is no basis for the assertion of any such tax liens. There are no actions or

                                                        Stock Purchase Agreement
                                                              September 30, 2003

proceedings currently pending or, to the Company's Knowledge, threatened by any taxing authority against the Company.

         3.17. Disclosures. No representation or warranty or other statement of the Company contained in this Agreement and no statement of the Company contained in (i) any Schedule to this Agreement, (ii) any instrument of transfer or certificate required to be delivered pursuant to this Agreement, or (iii) the documents required to be delivered pursuant to Section 8.3.3, Section 8.16 and
Section 8.18 of this Agreement, contains any untrue statement of a material fact, and this Agreement does not omit to state a material fact necessary to make the statements herein not misleading.

         3.18. Debt. The Company has no Liabilities in respect of Debt except as set forth on Schedule 3.18. For each item of Debt, Schedule 3.18 correctly sets forth the debtor, the principal amount of the Debt as of the date of this Agreement, the creditor, the maturity date, and the collateral, if any, securing the Debt. The Company has no Liability in respect of a Guarantee of any Liability of any other Person.

         3.19. Real Property.

                  3.19.1. The Company maintains a base of operations in Langenfeld, Germany. The Company does not own any real property.
         Schedule 3.19 describes each leasehold interest in real property leased, subleased by, licensed or with respect to which a right to use or occupy has been granted to or by the Company (the "Real Property"), and specifies the lessor(s) of such leased property, and identifies each lease or any other Contractual Obligation under which such property is leased (the "Real Property Leases"). Except as described on
         Schedule 3.19 there are no written or oral subleases, licenses, concessions, occupancy agreements or other Contractual Obligations granting to any other Person the right of use or occupancy of the Real Property and there is no Person (other than the Company and any lessor(s) of leased Real Property) in possession of the leased Real Property. With respect to each Real Property Lease that is a sublease, to the Company's Knowledge, the representations and warranties set forth in Sections 3.19.2 and are true and correct with respect to the underlying lease.

                  3.19.2. The Real Property Leases do not impose material restrictions on any portion of the Business other than radius or use restrictions described on Schedule 3.19 that do not materially interfere with the Business. The Company is not obligated to pay any leasing or brokerage commission as a result of the Contemplated Transactions. There is no pending or, to the Company's Knowledge, threatened eminent domain taking or similar governmental taking affecting any of the Real Property. The Company has delivered to ViaCell true, correct and complete copies of the Real Property Leases including all amendments, modifications, notices or memoranda of lease thereto and all estoppel certificates or subordinations, non-disturbance and attornment agreements related thereto.

         3.20. Environmental Matters. The Company and its Predecessors are, and have been, in compliance with all Environmental Laws. There has been no release or threatened release of any pollutant, petroleum or any fraction thereof, contaminant or toxic or hazardous material

                                                        Stock Purchase Agreement
                                                              September 30, 2003

         (including toxic mold), substance or waste (each a "Hazardous Substance") on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company or a Predecessor in connection with or resulting from the conduct of the Company's Business. The Company does not use any underground storage tanks, PCBs (polychlorinated biphenyls) or PCB-containing equipment and does not store any hazardous waste, except in compliance with Environmental Laws.

                  3.21. Illegal Payments, etc. In the conduct of the Business, neither the Company nor, to the Company's Knowledge, any of its directors, officers, employees or agents, has (a) directly or indirectly, given, or agreed to give, any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

                  3.22. Brokers' Fees. Except as set forth in Schedule 3.22, the Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  3.23. Company Assets. The Company's Assets include the following:

                           (i) an undrawn entitlement to receive research grants
                  in the amount of up to E3.0 million which remains to be disbursed to the Company subject only to the conditions set forth in the grant notice of the Forschungsinstitut Julich GmbH dated May 21, 2002 and the letter of the Forschungsinstitut Julich GmbH dated August 15, 2003 of which the Company has delivered a true copy to ViaCell's counsel;

                           (ii) USSC Company Product candidates for orthopedic
                  indications in the pre-clinical research stage;

                           (iii) USSC Company Product candidates for
                  non-orthopedic (including cardiac) indications in the pre-clinical research stage; and

                           (iv) all Intellectual Property rights related to the
                  USSC Company Products necessary for the full research and development of the products described in (ii) and (iii) above as currently conducted.

                  3.24. Closing Date Net Working Capital Statement. As of the Closing Date, the Closing Date Net Working Capital Statement delivered to ViaCell is true and correct in all respects.

         4. REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLERS.

         Each Seller hereby severally, and not jointly, makes the following representations and warranties to ViaCell (but only with respect to such Seller and the Shares owned by such Seller),

                                                        Stock Purchase Agreement
                                                              September 30, 2003

each of which is complete and correct as of the execution of this Agreement and on and as of the Closing Date:

                  4.1. Authorization. Each Seller has the requisite power and authority to enter into, execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as the enforcement hereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights generally or (ii) general principles of equity, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

                  4.2. No Violation or Approval. The execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby will not result in a breach or violation of, or a default under, (a) any statute applicable to such Seller; (b) any agreement to which such Seller is a party or by which such Seller or any of such Seller's Shares is bound; or (c) any order, judgment, decree, rule or regulation of any court or any Governmental Authority having jurisdiction over such Seller or any of such Seller's Shares. Except as set forth on Schedule 4.2, no consent, approval, order or authorization of, or negotiation, declaration or filing with, any Governmental Authority or entity or any other party is required in connection with the execution, delivery or performance by such Seller of this Agreement or the consummation by such Seller of any of the transactions contemplated hereby.

                  4.3. Title to Shares. Each Seller is the sole legal and beneficial owner of, and has good and marketable title to, the number of Shares set forth opposite such Seller's name on Schedule 1 and
         Schedule 2, free and clear of any Encumbrance, except (i) restrictions on transfer under applicable securities laws and (ii) restrictions on transfer contained in any agreements containing transfer restrictions to which such Seller is a party as of the Closing Date, which are all duly waived by such Seller in accordance with Section 12.3. Such Seller does not own any Share, capital stock or right to acquire capital stock in the Company, other than those set forth opposite such Seller's name on Schedule 1 and Schedule 2. No share certificates ("Aktienurkunde") and no interim share certificates ("Zwischenscheine") have been issued for any of such Seller's Shares. Such Seller is not party to any option, warrant, purchase right or other contract or commitment that requires such Seller to sell, transfer or otherwise dispose of any capital stock of the Company, except for this Agreement. Such Seller has sole voting power and sole power to issue instructions with respect to voting, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of the Shares set forth opposite such Seller's name on Schedule 1 and Schedule 2. Such Seller has full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Shares set forth opposite such Seller's name on Schedule 1 and Schedule 2, and upon assignment of such Shares to ViaCell at Closing, ViaCell will acquire good and marketable title to such Shares free of any Encumbrances, except (i) restrictions on transfer under applicable securities laws and (ii) restrictions on transfer contained in any agreements containing transfer restrictions to which

                                                        Stock Purchase Agreement
                                                              September 30, 2003

         such Seller is a party as of the Closing Date, which are all duly waived by such Seller in accordance with Section 12.3.

                  4.4. Qualification of the Sellers. Each Seller represents and warrants, with respect to itself and not with respect to any other Seller, that: (a) such Seller is acquiring the Series I Stock for such Seller's own account and not with a view to or for resale in connection with any distribution thereof within the meaning of Section 2(11) of the United States Securities Act of 1933, as amended (the "Securities Act"); (b) such Seller understands that such shares have not been registered under the Securities Act or any state securities laws by reason of specified exemptions from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of his or its investment intent as expressed herein; (c) such Seller is an "accredited investor" within the meaning of Rule 501 of the Securities Act; (d) such Seller is able to bear the economic risk of investment in such shares and is experienced and has such knowledge and experience in financial and business matters that he or it is capable of evaluating the risks and merits of the transactions contemplated by this Agreement; and (e) such Seller acknowledges that such shares will bear a legend, such as the one specified in Section
         4.5 below, restricting transfer unless (i) the transfer is exempt from the registration requirements of the Securities Act and an opinion of counsel reasonably satisfactory to ViaCell that such transfer is exempt therefrom is delivered to ViaCell, or (ii) the transfer is made pursuant to an effective registration statement under the Securities Act. In addition, each Seller, other than the U.S. Sellers, represents and warrants, with respect to itself and not with respect to any other Seller, that: (a) such Seller is not a "U.S. Person" (as such term is defined in Rule 902(k) of Regulation S under the Securities Act) and is not acquiring the shares issuable pursuant to this Agreement for the account or benefit of a U.S. Person; (b) each Seller acknowledges that the shares issuable pursuant to this Agreement may not be sold, transferred, or otherwise disposed of except in accordance with the provisions of Regulation S of the Securities Act (Rules 901 through
         905), or pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act; and (c) each Seller agrees not to engage in hedging transactions with regard to the shares issuable pursuant to this Agreement unless in compliance with the Securities Act.

                  4.5. Restrictive Legends.

                           4.5.1. Each Seller, other than each U.S. Seller,
                  acknowledges that the certificates evidencing the Series I Stock may bear substantially the following legends:

                                    (a) "THESE SECURITIES HAVE NOT BEEN
                           REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT (i) PURSUANT TO THE PROVISIONS OF REGULATION S UNDER THE ACT, (ii) PURSUANT TO A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR (iii) IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AS CONFIRMED IN AN OPINION OF COUNSEL SATISFACTORY TO VIACELL (SUCH OPINION WILL NOT BE REQUIRED IF THE SECURITIES ARE SOLD PURSUANT TO RULE 144(k) OR RULE 144A OF THE ACT). HEDGING

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

                           TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT"; and

                                    (b) Any legends required by the Series I
                           Agreements.

                           4.5.2. Each U.S. Seller acknowledges that the
                  certificates evidencing the Series I Stock may bear substantially the following legends:

                                    (a) "THESE SECURITIES HAVE NOT BEEN
                           REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR (ii) IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AS CONFIRMED IN AN OPINION OF COUNSEL SATISFACTORY TO VIACELL (SUCH OPINION WILL NOT BE REQUIRED IF THE SECURITIES ARE SOLD PURSUANT TO RULE 144(k) OR RULE 144A OF THE ACT); and

                                    (b) Any legends required by the Series I
                           Agreements.

                  4.6. Brokers' Fees. Except as set forth in Schedule 4.6, each Seller represents and warrants that it has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF VIACELL.

         ViaCell hereby makes the following representations and warranties to the Sellers, each of which is complete and correct as of the execution of this Agreement and on and as of the Closing Date:

                  5.1. Organization and Standing.

                                    (a) ViaCell and each of its Subsidiaries is
                           a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted. ViaCell and each of its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which such qualification is required by law except for jurisdictions in which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

                                    (b) ViaCell has previously provided to the
                           Sellers true and complete copies of its Certificate of Incorporation and By Laws as presently in effect, and ViaCell is not in default in the performance, observation or fulfillment of any of such documents. The minute books of ViaCell made available to the Sellers contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the stockholders of ViaCell since the time of ViaCell's incorporation and accurately reflect all transactions referred to in such

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

                           minutes and consents in lieu of meetings. The stock books of ViaCell are true and complete.

                  5.2. ViaCell Subsidiaries. Schedule 5.2 sets forth all of ViaCell's Subsidiaries (the "ViaCell Subsidiaries"), the jurisdiction in which each is organized or incorporated, and each jurisdiction in which it is qualified or otherwise authorized to do business. Other than the ViaCell Subsidiaries, ViaCell has no other Subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non corporate business enterprise. ViaCell owns all of the outstanding capital stock of each ViaCell Subsidiary.

                  5.3. Authority to Execute and Perform Agreements. ViaCell has the full corporate power and authority to enter into, execute and deliver this Agreement and all Ancillary Agreements and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and the stockholders of ViaCell. No other action on the part of ViaCell is necessary to consummate the transactions contemplated hereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by ViaCell and, assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other parties thereto, this Agreement and the Ancillary Agreements constitute valid and binding obligations of ViaCell, enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  5.4. Capitalization and Title to Shares.

                                    (a) Before giving effect to the Contemplated
                           Transactions and the Financing, the authorized capital stock of ViaCell consists of (i) 80,000,000 shares of ViaCell Common Stock, of which 2,634,299 shares are issued and outstanding, and 6,410,000 shares are reserved for issuance pursuant to outstanding options and warrants, and (ii) 28,325,000 shares of Preferred Stock, $.01 par value per share, 100,000 shares of which have been designated as Series A Preferred Stock, $.01 par value per share (the "Series A Stock"), all of which are issued and outstanding; 82,857 shares of which have been designated as Series B Preferred Stock, $.01 par value per share (the "Series B Stock"), all of which are issued or outstanding; 919,220 shares of which have been designated as Series C Preferred Stock, $.01 par value per share (the "Series C Stock"), all of which are issued and outstanding; 1,500,000 shares of which have been designated as Series D Preferred Stock, $.01 par value per share (the "Series D Stock"), all of which are issued and outstanding; 1,983,334 shares of which have been designated as Series E Preferred Stock, $.01 par value per share (the "Series E Stock"), all of which are issued and outstanding; 2,666,666 shares of which have been designated as Series F Stock, $.01 par value per share (the "Series F Stock"), all of which are issued and outstanding; 3,666,667 of which have been designated as Series G Stock, $.01 par value per share (the "Series G Stock"), all of which are issued and outstanding; 7,577,334 shares of which have been designated

                                                        Stock Purchase Agreement
                                                              September 30, 2003

                           as Series H Preferred Stock, $.01 par value per share (the "Series H Stock"), all of which are issued and outstanding; 5,575,000 shares of Series I Stock, 2,075,000 of which are issued and outstanding; and 3,750,000 shares of which have been designated as Series J Preferred Stock, $.01 par value per share (the "Series J Stock"), of which 1,440,000 shares are issued and outstanding. All of the issued and outstanding shares of ViaCell's Common Stock, Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock, Series H Stock and Series I Stock are duly authorized and are validly issued, fully paid, and nonassessable. Since January 1, 2001, ViaCell has not made repurchases or redemptions of shares of its capital stock. All the issued and outstanding shares of capital stock of ViaCell have been offered, issued and sold by ViaCell in compliance with applicable federal and state securities laws. Schedule 5.4 sets forth a true and complete list of (A) each stockholder of ViaCell showing the number of shares of ViaCell Common Stock, Preferred Stock, or other securities of ViaCell held by each such stockholder as of the date hereof and (B) each holder of options and warrants to acquire ViaCell Common Stock with vesting schedules and exercise prices.

                                    (b) Except for the outstanding Preferred
                           Stock, and options and warrants described in 5.4(a) above, and except as set forth on Schedule 5.4, there are not, as of the date hereof, any other shares of capital stock of ViaCell authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating ViaCell or any ViaCell Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities of ViaCell or any ViaCell Subsidiary or obligating ViaCell or any ViaCell Subsidiary to grant, extend or enter into any such agreement. Except as provided in this Agreement, the Ancillary Agreements and the Series I Agreements, neither ViaCell nor any ViaCell Subsidiary has any stockholder agreements, voting trusts, proxies or other agreements, instruments, including bonds, debentures, notes or other obligations, or understandings with respect to the voting of the capital stock of ViaCell or the ViaCell Subsidiaries.

                                    (c) The issuance and delivery of the Series
                           I Stock hereunder, and the issuance and delivery of the shares of Common Stock issuable upon conversion of such Series I Stock, have been duly authorized by all necessary corporate action on the part of ViaCell, and all such shares have been duly reserved for issuance. The Series I Stock when so issued and delivered against payment therefor in accordance with the provisions of this Agreement and the shares of Common Stock issuable upon conversion of the Series I Stock when issued upon such conversion issued in connection with such Series I Stock will be duly and validly issued, fully paid and non-assessable.

                  5.5. Financial Statements. The audited balance sheet of ViaCell as at December 31, 2002, and the related combined statement of operations for the fiscal year then ended, and the unaudited combined balance sheet of ViaCell as of June 30, 2003 and related statements of operations for the period then ended, all of which are included on
         Schedule 5.5, fairly present

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

         the financial condition and results of operations of ViaCell as of the dates thereof and for the period then ended in accordance with GAAP, consistently applied throughout the periods covered thereby, except to the extent otherwise disclosed in such financial statements or on
         Schedule 5.5. The foregoing financial statements of ViaCell are sometimes herein called the "ViaCell Financial Statements," the balance sheet of ViaCell as at June 30, 2003, is sometimes herein called the "ViaCell Balance Sheet" and June 30, 2003 is sometimes herein called the "ViaCell Balance Sheet Date."

                  5.6. No Material Adverse Change. Since the ViaCell Balance Sheet Date, there have been no changes in the assets, properties, business, operations or condition (financial or otherwise) of ViaCell or any ViaCell Subsidiary which either individually or in the aggregate is reasonably likely to have a Material Adverse Effect, nor does ViaCell or any ViaCell Subsidiary know of any such change that is threatened, nor has there been any damage, destruction or loss materially and adversely affecting the assets, properties, business, operations or condition (financial or otherwise) of ViaCell or any ViaCell Subsidiary, whether or not covered by insurance; and

                           (a) except as set forth on Schedule 5.6 or in
                  connection with the Contemplated Transactions or the Financing, since the ViaCell Balance Sheet Date neither ViaCell nor any ViaCell Subsidiary has:

                                    (i) incurred any indebtedness for borrowed
                           money;

                                    (ii) declared or paid any dividend or
                           declared or made any other distribution of any kind to its stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

                                    (iii) made any loan or advance to any of its
                           stockholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the Ordinary Course of Business), or made any other loan or advance otherwise than in the Ordinary Course of Business;

                                    (iv) made any payment or commitment to pay
                           any severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives, other than payments to, or commitments to pay, persons made in the Ordinary Course of Business;

                                    (v) except in the Ordinary Course of
                           Business: entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties; granted or suffered any lien or other encumbrance on any of its assets or properties; entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

                                    (vi) except for inventory or equipment
                           acquired in the Ordinary Course of Business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

                                    (vii) incurred any contingent liability as a
                           guarantor or otherwise with respect to the obligations of others or cancelled any material debt or claim owing to, or waived any material right of, ViaCell or any ViaCell Subsidiary;

                                    (viii) incurred any damage, destruction or
                           loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of ViaCell;

                                    (ix) made any change in accounting methods
                           or practices, credit practices or collection policies used by ViaCell or any ViaCell Subsidiary; or

                                    (x) made any commitment, understanding or
                           agreement (through any officer or employee thereof) to do any of the things described in the preceding clauses (i) through (ix) (other than this Agreement).

                           (b) Since the ViaCell Balance Sheet Date, ViaCell and
                  each of the ViaCell Subsidiaries have conducted its business only in the ordinary course and consistently with its prior practices.

         5.7. Tax Matters.

                           (a) All Tax Returns required to be filed on or before
                  the date hereof by or with respect to ViaCell and the ViaCell Subsidiaries have been filed within the time and in the manner prescribed by law. All such Tax Returns are true, correct, and complete, and all Taxes owed by ViaCell or the ViaCell Subsidiaries, whether or not shown on any Tax Return, have been paid. ViaCell and each of the ViaCell Subsidiaries file Tax Returns in all jurisdictions where they are required to so file, and no claim has ever been made in writing to ViaCell or any ViaCell Subsidiary by any taxing authority in any other jurisdiction that ViaCell or any ViaCell Subsidiary is or may be subject to taxation by that jurisdiction.

                           (b) There are no liens or other encumbrances with
                  respect to Taxes upon any of the assets or properties of ViaCell or any ViaCell Subsidiary, other than with respect to Taxes not yet due and payable.

                           (c) To the knowledge of ViaCell, no audit is
                  currently pending with respect to any Tax Return of ViaCell or any ViaCell Subsidiary, nor is ViaCell or its officers or directors aware of any information which has caused or should reasonably cause them to believe that an audit by any tax authority may be forthcoming. No deficiency for any Taxes has been proposed in writing against ViaCell or any ViaCell Subsidiary, which deficiency has not been paid in full or otherwise resolved. No issue relating to ViaCell or the ViaCell Subsidiaries or involving any Tax for which ViaCell or any ViaCell Subsidiary was liable has been resolved in favor of any taxing authority in any audit or examination which, by application of the same principles, could

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

                  reasonably be expected to result in a deficiency for Taxes of ViaCell or any ViaCell Subsidiary for any subsequent period.

                           (d) None of ViaCell's Tax Returns for taxable periods
                  ended on or after December 31, 1998 have been audited or are currently the subject of audit. Except as set forth on
                  Schedule 5.7, there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to ViaCell or any ViaCell Subsidiary for any taxable period, no power of attorney granted by or with respect to ViaCell or any ViaCell Subsidiary relating to Taxes is currently in force, and no extension of time for filing any Tax Return required to be filed by or on behalf of ViaCell or any ViaCell Subsidiary is in force.

                           (e) The unpaid Taxes of ViaCell and each ViaCell
                  Subsidiary for all taxable periods (or portions thereof) ending on or prior to the Closing Date did not, as of the ViaCell Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the ViaCell Balance Sheet (rather than in any notes thereof).

                           (f) Neither ViaCell nor any ViaCell Subsidiary is a
                  "consenting corporation" within the meaning of Section 341(f) of the Code, and no consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to ViaCell or any ViaCell Subsidiary or any of their assets or properties. None of the assets or properties of ViaCell or any ViaCell Subsidiary are or will be required to be treated as being (i) owned by any other person pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of section 168(h)(1) of the Code. Neither ViaCell nor any ViaCell Subsidiary has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                           (g) Neither ViaCell nor any ViaCell Subsidiary has
                  been and is currently in violation (or, with or without notice or lapse of time or both, would be in violation) of any applicable law or regulation relating to the payment, collection, or withholding of Taxes, and the remittance thereof, and all withholding and payroll Tax requirements required to be complied with by ViaCell or the ViaCell Subsidiary up to and including the date hereof have been satisfied.

                           (h) Neither ViaCell nor any ViaCell Subsidiary is or
                  has ever been (i) included in any consolidated, combined, or unitary Tax Return or (ii) a party to or bound by, nor does it have or has it ever had any obligation under, any Tax sharing agreement or similar contract or arrangement. Neither ViaCell nor any ViaCell Subsidiary has any liability for the Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

            (i) Neither ViaCell nor any ViaCell Subsidiary is a party to any contract or agreement, plan, or arrangement concerning any person that, individually or collectively with other similar arrangements, could reasonably be expected to give rise to the payment of any amount that would not be deductible by ViaCell by reason of Section 280G of the Code.

            (j) ViaCell and the ViaCell Subsidiaries are domestic corporations within the meaning of Section 7701(a)(4) of the Code.

      5.8.  Compliance with Laws.

            (a) Neither ViaCell nor any ViaCell Subsidiary is in violation of any order, judgment, injunction, award or decree binding upon it. Neither ViaCell nor any ViaCell Subsidiary is in violation of any (i) federal, state or local law, ordinance or regulation of any governmental or regulatory body applicable to its business or assets, including without limitation, regulations and requirements of any state or other department of public health, the FDA and the Occupational Safety and Health Administration ("OSHA"), and (ii) laws, ordinances, regulations and other requirements respecting public health, labor, employment and employment practices, terms and conditions of employment and wages and hours, or relating to the uses of its assets, including, without limitation, laws relating to emissions, discharges, releases of Hazardous Substances, as defined in Section 3.20 (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances. Neither ViaCell nor any ViaCell Subsidiary has ever received notice of any citation, fine or penalty imposed or asserted against ViaCell or any ViaCell Subsidiary for any such violation or alleged violation.

            (b) Except as disclosed on Schedule 5.8, ViaCell and the ViaCell Subsidiaries have all the licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body, including, but not limited to, licenses issued by state or other departments of public health, the FDA, the OSHA, or otherwise relating to employment, health or environmental matters (collectively, the "ViaCell Permits") material to the conduct of their businesses as currently conducted or as reasonably expected to be conducted. The ViaCell Permits are in full force and effect; any applications for renewal necessary to maintain any ViaCell Permit in effect have been filed; and no proceeding is pending, or to the best knowledge of ViaCell, threatened to revoke or limit any ViaCell Permit.

      5.9. Consents; No Breach. All consents, permits, authorizations and approvals from any person pursuant to applicable law or contracts or other agreements with ViaCell or any ViaCell Subsidiary, that are required in connection with the performance of ViaCell's obligations under this Agreement, are set forth on Schedule 5.9. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (a) violate any provision of the Certificate of Incorporation or By-laws of ViaCell; (b) except as set forth on Schedule 5.9, violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or give

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

   any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which ViaCell or any ViaCell Subsidiary is a party or to which it or any of its assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, ViaCell or upon the securities, properties, assets or business of ViaCell; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to ViaCell or to the securities, properties, assets or business of ViaCell; (e) violate any ViaCell Permit;
   (f) except as set forth on Schedule 5.9, require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other person; or (g) result in the creation of any lien or other encumbrance on the assets or properties of ViaCell.

      5.10. Actions and Proceedings. Except as disclosed in Schedule 5.10, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving ViaCell or any ViaCell Subsidiary or any of their securities, assets, or properties. Except as disclosed in Schedule 5.10, there are no actions, suits or claims or legal, administrative or arbitration proceedings, as to which ViaCell or any ViaCell Subsidiary has been served, or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of ViaCell, threatened against ViaCell or any ViaCell Subsidiary or involving any of their securities, assets or properties. To the knowledge of ViaCell, there is no fact, event or circumstance that could reasonably be expected to give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or materially interfere with ViaCell's ability to consummate the transactions contemplated hereby.

      5.11. Contracts and Other Agreements. Schedule 5.11 sets forth all of the following contracts and other agreements to which ViaCell or any ViaCell Subsidiary is currently a party or by or to which it or its assets or properties are bound or subject (and under which it has current or future rights or obligations) and which are material to the operation or value of ViaCell and the ViaCell Subsidiaries taken as a whole, including without limitation:

            (a) contracts and other agreements with any current or former officer, director, stockholder, employee, consultant, agent or other representative of ViaCell or any ViaCell Subsidiary and contracts and other agreements for the payment of fees or other consideration to any entity in which any officer or director of ViaCell or any ViaCell Subsidiary has an interest;

            (b) contracts and other agreements with any labor union or association representing any employee of ViaCell or any ViaCell Subsidiary or otherwise providing for any form of collective bargaining;

            (c) contracts and other agreements for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate ViaCell or any ViaCell Subsidiary to

                                                        Stock Purchase Agreement
                                                              September 30, 2003

         purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

            (d) contracts and other agreements for the sale of any of the assets or properties of ViaCell or any ViaCell Subsidiary other than in the Ordinary Course of Business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any of such assets or properties;

            (e)  partnership or joint venture agreements;

            (f) contracts or other agreements under which ViaCell or any ViaCell Subsidiary agrees to indemnify any party or to share the tax liability of any party;

            (g) contracts, options and other agreements for the purchase of any asset, tangible or intangible calling for an aggregate purchase price or payments in any one year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

            (h) contracts and other agreements that cannot by their terms be canceled by ViaCell or any ViaCell Subsidiary and any successor or assignee of ViaCell or any ViaCell Subsidiary without liability, premium or penalty on no less than thirty days notice;

            (i) contracts and other agreements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

            (j) contracts and other agreements containing obligations or liabilities of any kind to holders of the securities of ViaCell as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

            (k) contracts and other agreements containing covenants of ViaCell or any ViaCell Subsidiary not to compete in any line of business or with any person or covenants of any other person not to compete with ViaCell or any ViaCell Subsidiary in any line of business;

            (l) contracts and other agreements relating to the acquisition by ViaCell or any ViaCell Subsidiary of any operating business or the capital stock of any other person;

            (m) contracts and other agreements requiring the payment to any person of a commission or fee, including contracts or other agreements with consultants which provide for aggregate payments in excess of $100,000;

            (n) contracts, indentures, mortgages, promissory notes, loan agreements, guaranties, security agreements, pledge agreements, and other agreements relating to the borrowing of money or securing any such liability;

            (o)  distributorship or licensing agreements;

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

            (p) contracts under which ViaCell or the ViaCell Subsidiary will acquire or has acquired ownership of, or license to, intangible property, including software (other than software licensed by ViaCell as an end user for less than $100,000 and not distributed by it);

            (q) leases, subleases or other agreements under which ViaCell or the ViaCell Subsidiary is lessor or lessee of any real property; or

            (r) any other material contract or other agreement whether or not made in the Ordinary Course of Business the breach of which would have or may have a Material Adverse Effect.

    To the extent requested by the Sellers, ViaCell has made available to the Sellers true and complete copies of all of the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth on
Schedule 5.11. All of the contracts and other agreements listed on Schedule 5.11 are valid, in full force and effect, binding upon ViaCell or the applicable ViaCell Subsidiary, and to the knowledge of ViaCell, binding upon the other parties thereto in accordance with their terms, except where the failure to be valid, binding, in full force and effect would not have a Material Adverse Effect. ViaCell or the ViaCell Subsidiary has satisfied in all material respects or provided for in all material respects all of its liabilities and obligations thereunder which are presently required to be satisfied or provided for, and is not in default under any of them, except where the failure to so satisfy or provide or not be in default would not have a Material Adverse Effect. To the knowledge of ViaCell, no other party to any such contract or other agreement is in material default thereunder, nor, to the best knowledge of ViaCell, does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except for defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

      5.12. Title to Properties; Absence of Liens and Encumbrances.

            (a) Neither ViaCell nor any ViaCell Subsidiary owns any real property or any buildings or other structures nor does it have options or any contractual obligations to purchase or acquire any interest in real property. Schedule 5.12 sets forth all real property leases to which each of ViaCell and the ViaCell Subsidiaries is a party and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim in an amount greater than $20,000.

            (b) ViaCell and each ViaCell Subsidiary owns outright and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, including, without limitation, all of the assets and properties reflected on the ViaCell Balance Sheet, and such properties and assets, as well as all other properties and assets of ViaCell or the ViaCell Subsidiaries, whether tangible or intangible, are free and clear of any mortgage, pledge, security interest, claim, lien, or other

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

         encumbrance, except for (a) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the applicable ViaCell Balance Sheet Date; (b) liens or other encumbrances securing the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, or (c) purchase money liens, all such claims, liens, or other encumbrances of which are set forth on Schedule 5.12.

      5.13. Condition and Sufficiency of Assets. The buildings, plants, structures, equipment, furniture, leasehold improvements, fixtures, vehicles, any related capitalized items and other tangible property material to the business of ViaCell and each ViaCell Subsidiary are structurally sound, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, equipment, furniture, leasehold improvements, fixtures, vehicles are in need of maintenance or repairs except for ordinary routine maintenance and repairs. The buildings, plants, structures, equipment, furniture, leasehold improvements, fixtures, vehicles of ViaCell and each ViaCell Subsidiary are sufficient for the continued operation of the business of ViaCell and each ViaCell Subsidiary after the Closing in substantially the same manner as conducted on the date of the Closing. Neither ViaCell nor any ViaCell Subsidiary has received notice that any of such property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

      5.14. Intellectual Property. Schedule 5.14 sets forth all of the patents, trademarks, service marks trade names, trade secrets, franchises, inventions and copyrights, all information regarding the registration of any of the foregoing, and all licenses relating to any of the foregoing (collectively, the "Proprietary Rights") of ViaCell and each ViaCell Subsidiary that are material to their businesses as presently conducted or as contemplated to be conducted. Schedule 5.14 sets forth a list of all intellectual property, including but not limited to patents and licenses that may, to the knowledge of ViaCell, be required to commercialize ViaCell's and each ViaCell Subsidiary's current projects under research and development. Except as set forth on Schedule 5.14, ViaCell and each ViaCell Subsidiary owns, is licensed to use or otherwise has the full legal right to use all of their Proprietary Rights. Neither ViaCell nor any ViaCell Subsidiary has received any written notices of infringement by ViaCell or any ViaCell Subsidiary of any Proprietary Rights of others. To the knowledge of ViaCell, none of the present activities of ViaCell or any ViaCell Subsidiary, or their respective products or assets infringe on any Proprietary Rights of others; and ViaCell is not aware of any infringement or violation by others of its or any of its Subsidiaries' Proprietary Rights. ViaCell and each ViaCell Subsidiary has the unencumbered right to use all trade secrets, customer lists, procedures, processes, and other information required for its services or its business as presently conducted. ViaCell and each ViaCell Subsidiary has taken commercially reasonable steps to establish and preserve the ownership of its Proprietary Rights. All key employees of ViaCell and each ViaCell Subsidiary have entered into an agreement with respect to confidentiality, non-competition and inventions. ViaCell is not aware of any violation of the confidentiality of its or any of its Subsidiaries' Proprietary Rights. To the best knowledge of ViaCell, neither ViaCell nor any ViaCell Subsidiary is making unauthorized use of any confidential information or trade secrets of any person, including without limitation any former employer of any past or present employees of ViaCell or any ViaCell Subsidiary. To the best knowledge of ViaCell,

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

   its employees do not have any agreements or arrangements with former employers currently in effect relating to confidential information or trade secrets of such employers. To the best knowledge of ViaCell, none of the activities of the employees of ViaCell on behalf of ViaCell or any ViaCell Subsidiary violate any valid and enforceable agreements or arrangements that any such employees have with former employers.

      5.15. Absence of Undisclosed Liabilities. As of the ViaCell Balance Sheet Date, neither ViaCell nor any ViaCell Subsidiary had any liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or material liabilities for taxes due or then accrued or to become due), that would be required under GAAP to be shown or disclosed on the ViaCell Balance Sheet that were not fully and adequately reflected or reserved against on the ViaCell Balance Sheet. Neither ViaCell nor any ViaCell Subsidiary has any such liabilities other than liabilities (a) fully and adequately reflected or reserved against on the ViaCell Balance Sheet, and (b) incurred since the ViaCell Balance Sheet Date in the Ordinary Course of Business.

      5.16. Commercial Relationships. The relationships of ViaCell and its Subsidiaries with their suppliers, distributors, collaborators and licensors are generally good commercial working relationships. No such entity has canceled or otherwise terminated its relationship with ViaCell or any ViaCell Subsidiary (except in the course of the natural expiration of any contracts governing such relationship) or has, during the last twelve months, materially altered its relationship with ViaCell or any ViaCell Subsidiary. Neither ViaCell nor any ViaCell Subsidiary knows of any plan or intention of any such entity, and has not received any written threat or notice from any such entity, to terminate, cancel or otherwise materially and adversely modify its relationship with ViaCell or any ViaCell Subsidiary nor to decrease materially or limit its services, supplies or materials to ViaCell or any ViaCell Subsidiary or its usage, or purchase of the services or products of ViaCell or any ViaCell Subsidiary except in the course of the natural expiration of any contracts governing such relationship.

      5.17. Employee Benefit Plans. Schedule 5.17 sets forth a correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and similar plans, programs or arrangements, including without limitation all employee benefit plans as defined in Section 3(3) of ERISA with respect to which ViaCell is the "Plan Sponsor" within the meaning of Section 3(16)(B) of ERISA, or in which ViaCell participates (the "Plans"). ViaCell has never maintained or contributed to a defined benefit pension plan that is subject to Title IV of ERISA. ViaCell has never maintained or contributed to any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and ViaCell has not incurred any material liability under Sections 4062, 4063 or 4201 of ERISA. Each Plan which is intended to be qualified under Section 401(a) or 501(c)(9) of the Code has received a favorable determination letter from the Internal Revenue Service. Each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all applicable statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code. To the knowledge of ViaCell, nothing has been done or omitted to be done with respect to any Plan which is intended to comply with Section 401(a) of the Code that would adversely affect the qualified status of such Plan or result in any material liability on the part

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

   of ViaCell including, without limitation, under Title I of ERISA or Section 4975 of the Code. All material reports, returns, notices and documents required to be filed with respect to all the Plans, including without limitation annual reports on Form 5500, have been timely filed. All contributions required by law or the terms of any Plan have been made. All claims for welfare benefits incurred by employees of ViaCell on or before the Closing are or will be fully covered by third-party insurance policies or programs. Except for continuation of health coverage to the extent required under Section 4980B of the Code, applicable state law or as otherwise set forth in this Agreement, there are no obligations under any Plan providing health or other welfare benefits after termination of employment. For purposes of this Section 5.17, references to ViaCell include ViaCell and each ViaCell Subsidiary and its ERISA Affiliates. An "ERISA Affiliate" of ViaCell means any trade or business (whether or not incorporated) that together with ViaCell would have been deemed a "single employer" within the meaning of
   Section 4001(b) of ERISA or Section 414(m) of the Code at any time within the five-year period ending on the date of the Closing.

      5.18. Employee Relations. As of June 30, 2003, ViaCell and the ViaCell Subsidiaries collectively employed an aggregate of approximately 229 full-time equivalent employees and generally enjoy a good employer-employee relationship with its employees. True and complete information relating to the key employees of ViaCell (including name and title) for the last two years has been made available to the Sellers. None of such key employees has given, as of the date hereof, formal notice of an intention to leave ViaCell's employ before or after the Closing. ViaCell is not delinquent in payments to any of its respective employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by such party to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any said employees, ViaCell will not by reason of anything done prior to the Closing be liable to any of said employees or consultants for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with ViaCell's normal policies and reasonable compensation if termination occurs other than following notice).

      5.19. Insurance. Schedule 5.19 sets forth a list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors and officers and other insurance held by or on behalf of ViaCell and each ViaCell Subsidiary. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the business engaged in by ViaCell and each ViaCell Subsidiary and are in conformity with the requirements of all leases to which ViaCell or any ViaCell Subsidiary is a party and to the best knowledge of ViaCell, are valid and enforceable in accordance with their terms. Neither ViaCell nor any ViaCell Subsidiary is in default with respect to any provision contained in any such policy or binder nor has ViaCell or any ViaCell Subsidiary failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. Neither ViaCell nor any ViaCell Subsidiary has received notice of cancellation or non renewal of any such policy or binder.

      5.20. Environmental Compliance. ViaCell and each ViaCell Subsidiary (a) is presently in material compliance with all federal, state, and local environmental and health and safety laws, rules, regulations, ordinances, guidelines, codes, orders, approvals, and bylaws and similar items applicable to its business and properties; (b) has not generated, manufactured,

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

   used, refined, transported, treated, stored, handled, disposed of, transferred, produced, or processed any pollutant, biomedical waste, toxic substance, hazardous waste, hazardous substance, hazardous material, oil, or petroleum product as defined under any Environmental Law, other than ordinary household cleaning and other similar products, and has no knowledge of the release or threat of release of any Hazardous Substances from its products, properties or facilities except in compliance with law; (c) has not (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to any environmental or health or safety matter relating to its business or any of its properties or facilities, (ii) received written notice under the citizen suit provision of any Environmental Law in connection with its business or any of its properties or facilities,
   (iii) received any request for information, written notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health or safety matter relating to its business or any of its properties or facilities; or (iv) been subject to or threatened with any governmental or citizen enforcement action with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, and to the best knowledge of ViaCell, has no reason to believe that any matters described in (i) (iv) above will be forthcoming. No lien has been imposed on any of the properties or facilities of ViaCell or any ViaCell Subsidiary by any governmental agency in connection with the presence of any Hazardous Substances.

      5.21. Bank Accounts and Powers of Attorney. Schedule 5.21 identifies all bank accounts used in connection with the operations of ViaCell and each ViaCell Subsidiary whether or not such accounts are held in the name of ViaCell or a ViaCell Subsidiary, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from ViaCell and a summary statement of the terms thereof. Except as set forth on Schedule 5.21, neither ViaCell nor any ViaCell Subsidiary has granted powers of attorney to any person or entity.

      5.22. Brokerage. No broker, finder, agent or similar intermediary has acted on behalf of ViaCell in connection with this Agreement or the Contemplated Transactions, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with ViaCell, or any action taken by it.

      5.23. Investment Company Act. ViaCell is not an "investment company," or a company "controlled" by an "investment," within the meaning of the Investment Company Act of 1940, as amended.

      5.24. Full Disclosure. The representations and warranties of ViaCell contained in this Agreement (including, without limitation, the Schedules hereto), the Ancillary Agreements and any other agreement, certificate or document furnished by or on behalf of ViaCell pursuant to this Agreement do not contain any untrue statement of a material fact, or when taken as a whole, omit to state a material fact necessary in order to make such representations, warranties and statements not misleading. There is no fact known to ViaCell that has not been disclosed to the Sellers in this Agreement and the Schedules hereto or other documents, certificates or statements furnished to the Company hereto that materially

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

   adversely affects, or (in the reasonable business judgment of ViaCell based on facts of which it has knowledge) is reasonably likely to have a Material Adverse Effect.

      5.25. Financial. As of March 31, 2003, ViaCell had cash of $29.5 million.

   6.   COVENANTS OF THE COMPANY AND THE SELLERS.

      6.1. Closing. The Company and the Sellers, as the case may be, will take all of the actions and deliver all the various certificates, documents and instruments described in Section 8 as being performed or delivered by the Company or the Sellers, respectively.

      6.2. Expenses. With respect to the costs and expenses (including legal, accounting, consulting, advisory and brokerage) incurred in connection with the Contemplated Transactions (the "Transaction Expenses"), ViaCell, the Company and the Sellers shall each bear their own expenses incurred in connection with the negotiation, execution and performance of this Agreement and the Ancillary Agreements, provided, however, that the Transaction Expenses listed in the Transaction Fee Statement as expenses of the Sellers shall be borne by the Sellers and paid by the Company as such Seller's agent pursuant to Section 2.6.6.

      6.3. Sellers' Release. Except as set forth in Schedule 6.3, effective as of the Closing, each Seller hereby releases, remises and forever discharges any and all rights and claims that it has had, now has or might now have against the Company.

      6.4. Confidentiality.

         6.4.1. Confidentiality of the Sellers. Each Seller acknowledges that the success of the Company after the Closing depends upon the continued preservation of the confidentiality of certain information possessed by such Seller, that the preservation of the confidentiality of such information by such Seller is an essential premise of the bargain between the Sellers and ViaCell, and that ViaCell would be unwilling to enter into this Agreement in the absence of this Section 6.4.1 Accordingly, each Seller hereby agrees with ViaCell that such Seller and its Representatives will not, and that such Seller will cause its Affiliates not to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of ViaCell, disclose or use, any confidential or proprietary information involving or relating to the Business or the Company or the business of ViaCell; provided, however, that the information subject to the foregoing provisions of this sentence will not include any information generally available to, or known by, the public (other than as a result of disclosure in violation hereof); and provided, further, that the provisions of this Section 6.4.1 will not prohibit any retention of copies of records or disclosure (a) required by any applicable Legal Requirement so long as reasonable prior notice is given of such disclosure and a reasonable opportunity is afforded to contest the same or (b) made in connection with the enforcement of any right or remedy relating to this Agreement or the Contemplated Transactions. The Sellers agree that they will be responsible for any breach or violation of the provisions of this Section 6.4.1 by any of their Representatives.

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

      6.5. Further Assurances; Obligation to Satisfy Closing Conditions. From and after the Closing Date, upon the request of ViaCell, the Company and the Sellers will do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate or as may be reasonably requested by ViaCell to carry out the Contemplated Transactions. No Seller will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, supplier, distributor, customer or employee of the Company or other Person with whom the Company has a relationship from maintaining the same relationship with the Company after the Closing as it maintained prior to the Closing. Each Seller will refer all customer inquiries relating to the Business to ViaCell, or the Company, as appropriate, from and after the Closing. Each party, after the date of execution of this Agreement until the Closing Date, will use best efforts to cause all closing conditions as specified in Sections 8 and 9 of this Agreement to be satisfied as soon as practicable.

   7.   COVENANTS OF VIACELL.

      7.1. Financing. ViaCell will use its best efforts to complete the Financing prior to the Closing Date on the basis of the Series J Agreements delivered in draft form to the Company prior to the date of this Agreement.

      7.2. Company Employee Retention. All employment agreements to which the Company is a party will remain in effect in accordance with their terms following the Closing. All employees of the Company will be eligible, following the Closing, to participate in the ViaCell 1998 Amended and Restated Equity Incentive Plan (the "ViaCell Option Plan") at the discretion of the Board of Directors of ViaCell. Following the Closing, for purposes of participation in the ViaCell Option Plan and other benefit plans, ViaCell will treat service by all current Company employees as service with ViaCell for the same length of time.

      7.3. New Company Employment Contracts. The Company and/or ViaCell will offer Christian van den Bos, Jurgen Peter, and Dr. Stephen Wnendt new employment agreements in the form attached hereto as Exhibit I with the Company or ViaCell providing salary, bonus, employee benefits and equity participation commensurate with their existing positions and functions and consistent with ViaCell's employment policies generally, all in accordance with applicable German law.

         7.3.1. Dr. Stephan Wnendt. In addition to Dr. Wnendt's new employment contract with the Company or ViaCell, after the Closing, ViaCell will appoint Dr. Wnendt to its executive management team to serve at the discretion of ViaCell's Board of Directors for such period of time that Dr. Wnendt remains an employee of the Company or ViaCell.

      7.4. Consultancy Arrangements. The consultancy arrangements between the Company and each of Professor Peter Wernet, Dr. Gesine Kogler, Dr. Johannes Fischer and Professor R. Krauspe will remain in effect following the Closing in accordance with their terms.

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

         7.4.1. Professor Wernet. In the event that, within three years of the Closing, (a) ViaCell does not complete a Qualified Public Offering or (b) a Change of Control does not occur, ViaCell will at that time offer Professor Wernet a full-time employment position in a capacity commensurate with his experience and scientific expertise, upon terms and conditions to be agreed upon by the parties; provided that, ViaCell shall not have an obligation to offer Professor Wernet full time employment if he has at any time been in breach of his consultancy agreement with the Company or ViaCell. In addition, following the Closing, Professor Wernet will become an advisor to ViaCell's executive management team.

      7.5. Advisory Board Position. Following the Closing, ViaCell will appoint Professor Wernet as co-chairman of its general Medical and Scientific Advisory Board ("MSAB") for a term in accordance with ViaCell's standard agreement. Dr. Wernet will be compensated on the same terms and conditions as the current chairman of the ViaCell's MSAB.

      7.6. USSC Technology Committee. Following the Closing, ViaCell will establish a "USSC Technology Committee" consisting of certain designated employees of ViaCell, including Professor Wernet and Dr. Stephan Wnendt. Such committee will monitor ViaCell's future activities related to the research and development of USSC-based products, and will make, at least semi-annually, recommendations to ViaCell's executive management team concerning the commercial and scientific viability of such USSC Company Products. ViaCell may terminate the activities of the USSC Technology Committee at any time following the Closing Date as it may determine in its reasonable business judgment, provided that the Committee shall not be terminated while the USSC Company Products are being actively developed and the Milestones can be achieved.

      7.7. European Operations. Subject to the provisions of this Section, after the Closing and through the second anniversary thereof, ViaCell will continue the Company's operations at its current facility in Langenfeld, Germany. To the extent practicable, ViaCell will utilize such facilities as the headquarters for ViaCell's business activities in Europe for both private umbilical cord blood banking and research and development in therapeutic applications of stem cell technologies. Notwithstanding the foregoing, ViaCell may, in its prudent business judgment, decide whether and at what level to continue the Company's current operations in Langenfeld, Germany. Should such European operations be discontinued by ViaCell, ViaCell will continue the current research and development of any USCC Company Products for purposes of achieving the Milestones to the extent required by Section
   7.8 at any location deemed suitable by ViaCell.

      7.8. Milestones. ViaCell will use its best efforts commensurate with the value of the USSC Company Programs in light of the other activities being conducted by ViaCell, including the provision of funds, to achieve the Milestones, subject to any reasonable determination by ViaCell, after due consideration of the recommendation of the USSC Technology Committee, that the development programs of the USSC Company Products should be suspended or discontinued for a business or scientific reason, including without limitation ViaCell's prioritization of its research and development programs and its research and development budget.

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

      7.9. Institutional Obligations. Following the Closing, ViaCell will assume the Company's financial obligations to the Heinrich Heine University of Dusseldorf.

      7.10. Change of Control. No Change of Control transaction of ViaCell shall be effective unless the successor to ViaCell assumes the obligations of ViaCell in connection with the Contemplated Transactions and under this Agreement; provided, however, that Section 7.2, Section 7.3, Section 7.4 and
   Section 7.5 shall all terminate upon a Change of Control.

   8.   CONDITIONS TO VIACELL'S OBLIGATIONS AT THE CLOSING.

    The obligations of ViaCell to consummate the Closing are subject to the fulfillment of each of the following conditions unless waived by ViaCell in accordance with Section 12.3:

      8.1. Representations and Warranties. The representations and warranties of the Company and the Sellers contained in this Agreement and in any document, instrument or certificate delivered hereunder (a) that are not qualified by materiality or Material Adverse Effect will be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing, and (b) that are qualified by materiality or Material Adverse Effect will be true and correct in all respects at and as of the Closing with the same force and effect as if made as of the Closing, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time.

      8.2. Performance. The Company and each Seller will have performed and complied in all material respects, with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by them at or prior to the Closing.

      8.3. Stock and Option Certificates.

         8.3.1. Series A Shares. The Series A Sellers will have delivered to ViaCell certificates evidencing the assignment of all of the Series A Shares substantially in the form of Assignment attached hereto as Exhibit H.

         8.3.2. Common Shares. The Common Sellers will have delivered to ViaCell certificates evidencing the assignment of all of the Common Shares substantially in the form of Assignment attached hereto as Exhibit H.

         8.3.3. Company Options. The Company Option Holders will have delivered to ViaCell waivers of any entitlement to receive Company Options.

         8.3.4. Series I Agreements. The Sellers will, prior to or at the Closing, have executed and become parties to all of the Series I Agreements or amendments thereto.

         8.3.5. Share Register. The Company will have delivered to ViaCell an updated excerpt of the share register of the Company stating that ViaCell is the holder of all Shares of the Company.

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

      8.4. Qualifications. No provision of any applicable Legal Requirement and no Government Order will prohibit the consummation of any of the Contemplated Transactions.

      8.5. Absence of Litigation. No Action will be pending or threatened in writing which may result in a Governmental Order (nor will there be any Governmental Order in effect) (a) which would prevent consummation of any of the Contemplated Transactions, (b) which would result in any of the Contemplated Transactions being rescinded following consummation, (c) which would limit or otherwise adversely affect the right of ViaCell to own the Shares (including the right to vote the Shares), to control the Company, or to operate all or any material portion of either the Business or Assets of the Company or of the business or assets of ViaCell or any of its Affiliates or (d) would compel ViaCell or any of its Affiliates to dispose of all or any material portion of either the Business or Assets of the Company or the business or assets of ViaCell or any of its Affiliates.

      8.6. Legal Opinion. ViaCell will have received from Sernetz-Schafer, counsel to the Company (or other counsel reasonably acceptable to ViaCell), its opinion with respect to the Contemplated Transactions, which opinion will be in the form attached hereto as Exhibit C.

      8.7. Consents, etc. All actions by (including any authorization, consent or approval) or in respect of (including notice to), or filings with, any Governmental Authority or other Person that are required to consummate the Contemplated Transactions, as disclosed in Schedule 3.6, Schedule 4.2 and
   Schedule 5.9 or as otherwise required by law, will have been obtained or made, in a manner reasonably satisfactory in form and substance to ViaCell, and no such authorization, consent or approval will have been revoked.

      8.8. Stockholder Approval. ViaCell will have received the consents of its stockholders required to consummate the Contemplated Transactions.

      8.9. Proceedings and Documents. All corporate and other proceedings in connection with the Contemplated Transactions and all documents incident thereto will be reasonably satisfactory in form and substance to ViaCell and its counsel, and they will have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

      8.10. Ancillary Agreements. Each of the Ancillary Agreements will have been executed and delivered to ViaCell by each of the other parties thereto.

      8.11. Financing. ViaCell will have closed on an offering of not less than $10 million in new equity capital to be received in cash pursuant to the private placement of its Series J Convertible Preferred Stock at a price of at least $8 per share.

      8.12. No Material Adverse Change. Since June 30, 2003, there will have occurred no events nor will there exist circumstances that have resulted in a Material Adverse Effect on the Company.

      8.13. Compliance Certificate. The Company will have delivered to ViaCell a certificate substantially in the form of Exhibit D.

      8.14. Initial Budget. The Initial Budget attached hereto as Exhibit F will have been completed, approved and adopted by ViaCell.

      8.15. Company Employee Contracts. Dr. Wnendt, Jurgen Peter and Dr. Christian van den Bos will have executed employment agreements with the Company or ViaCell in the form attached hereto as Exhibit I.

      8.16. Resignations. ViaCell shall have received letters of resignation from each current member of the Company's Supervisory Board, effective upon the Closing.

      8.17. Supporting Documents. ViaCell shall have received the following:

            (a) Certified excerpt of the Commercial Register of the Company issued at most five (5) days prior to Closing;

            (b) Copies of the resolution of the Supervisory Board of the Company ("Aufsichtsrat") notified by the Managing Director of the Company, authorizing and approving the assignment of the Shares pursuant to
         Article 6 subsection 3 of the Company's Articles of Association; and

            (c) A certificate executed by the Managing Director of the Company certifying (1) the due authorization of the resolution referred to in subparagraph (b) above, (2) the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (b) above, and (3) that the Company's Organizational Documents have not been amended, modified or supplemented in any way.

      8.18. Net Working Capital and Transaction Fees. The Company shall have delivered, at least three (3) Business Days prior to the Closing Date, the Closing Date Net Working Capital Statement to ViaCell which statement shall be attached hereto as Exhibit G, and the Transaction Fee Statement, which statement shall be attached hereto as Exhibit L.

   9.   CONDITIONS TO THE COMPANY AND THE SELLERS' OBLIGATIONS AT THE
CLOSING.

    The obligations of the Company and the Sellers to consummate the Closing is subject to the fulfillment of each of the following conditions (unless waived by the Company or Sellers in accordance with Section 12.4):

      9.1. Representations and Warranties. The representations and warranties of ViaCell contained in this Agreement and in any document, instrument or certificate delivered hereunder (a) that are not qualified by materiality or Material Adverse Effect will be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing and (b) that are qualified by materiality or Material Adverse Effect will be true and correct in all respects at and as of the Closing with the same force and effect as if made as of the Closing, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time.

                                                        Stock Purchase Agreement
                                                              September 30, 2003

      9.2. Performance. ViaCell will have performed and complied with, in all material respects, all agreements, obligations and covenants contained in this Agreement and the Ancillary Agreements that are required to be performed or complied with by ViaCell at or prior to the Closing.

      9.3. Qualifications. No provision of any applicable Legal Requirement and no Government Order will prohibit the consummation of any of the Contemplated Transactions.

      9.4. Absence of Litigation. No Action will be pending or threatened in writing which may result in Governmental Order, nor will there be any Governmental Order in effect, (a) which would prevent consummation of any of the Contemplated Transactions or (b) which would result in any of the Contemplated Transactions being rescinded following consummation (and no such Governmental Order will be in effect).

      9.5. Legal Opinion. The Company and the Sellers will have received from Ropes & Gray LLP, counsel to ViaCell, its opinion with respect to the Contemplated Transactions, which opinion will be in the form attached hereto as Exhibit E.

      9.6. Consents, etc. All actions by (including any authorization, consent or approval) or in respect of (including notice to), or filings with, any Governmental Authority or other Person that are required to consummate the Contemplated Transactions, will have been obtained or made, in a manner reasonably satisfactory in form and substance to the Sellers, and no such authorization, consent or approval will have been revoked.

      9.7. Proceedings and Documents. All corporate and other proceedings in connection with the Contemplated Transactions and all documents incident thereto will be reasonably satisfactory in form and substance to the Sellers and to their counsel, and the Sellers will have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

      9.8. Note Escrow Agreement. The Note Escrow Agreement will have been executed by the parties thereto and $4.2 million deposited with the Note Escrow Agent in accordance with the terms of that agreement which is attached hereto as Exhibit K.

      9.9. Series I Agreements. ViaCell will have delivered to the Sellers its executed counterpart signature page to the Series I Agreements.

      9.10. Ancillary Agreements. Each of the Ancillary Agreements to which ViaCell is a party will have been executed and delivered to the Company and the Sellers by each of the other parties thereto.

      9.11. No Material Adverse Change. Since the ViaCell Balance Sheet Date, there will have occurred no events nor will there exist circumstances which singly or in the aggregate have resulted in a Material Adverse Effect.

      9.12. Stock Certificates.

                                                        Stock Purchase Agreement
                                                              September 30, 2003

         9.12.1. Series I Shares. ViaCell will have delivered to the Series A Sellers and the Common Sellers Series I Stock certificates evidencing the number of shares of Series I Stock set forth opposite each Seller's name on Schedule 1 and Schedule 2, respectively.

         9.12.2. Escrowed Shares. ViaCell will have delivered the Escrowed Shares to the Escrow Agent.

      9.13. Compliance Certificate. ViaCell will have delivered to the Company and the Sellers a certificate substantially in the form of Exhibit D.

      9.14. Financing. ViaCell will have closed on an offering of not less than $10 million in new equity capital to be received in cash pursuant to the private placement of its Series J Convertible Preferred Stock at a price of at least $8.00 per share on the basis of the Series J Agreements in the version delivered to the Company prior to the date of this Agreement.

      9.15. Initial Budget. The Initial Budget attached hereto as Exhibit F will have been completed, approved and adopted by ViaCell.

      9.16. Supporting Documents. The Sellers shall have received the following:

            (a) Certificate of good standing of ViaCell, certified by the Delaware Secretary of State;

            (b) Copies of resolutions of the Board of Directors of ViaCell and of the stockholders of ViaCell, certified by the Secretary of ViaCell, authorizing and approving the execution, delivery and performance of this Agreement, all Ancillary Agreements, and all other documents and instruments to be delivered pursuant hereto and thereto; and

            (c) Certificates executed by the Secretary of ViaCell certifying (1) the due authorization of the resolutions referred to in subparagraph
         (b) above, (2) the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (b) above, and (3) that the Articles and the Bylaws of the Company have not been amended, modified or supplemented in any way.

   10.  TERMINATION.

      10.1. Termination of Agreement. This Agreement may be terminated (the date on which the Agreement is terminated, the "Termination Date") at any time prior to the Closing:

         (a) by mutual written consent of ViaCell, the Company, the Seller's Representative and the MPM Sellers;

         (b) by either ViaCell or the Company if a final nonappealable Governmental Order permanently enjoining, restraining or otherwise prohibiting the Closing will have been issued by a Governmental Authority of competent jurisdiction;

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

         (c) by ViaCell if either (i) there will be a material breach of, or material inaccuracy in, any representation or warranty of the Company or any of the Sellers contained in this Agreement as of the date of this Agreement (other than representations or warranties that expressly speak only as of a specific date or time, with respect to which ViaCell's right to terminate will arise only in the event of a breach of, or inaccuracy in, such representation or warranty as of such specified date or time), or
      (ii) the Company or a Seller will have breached or violated in any material respect any of their respective covenants and agreements contained in this Agreement; in either case which breach remains uncured for ten (10) business days following notice by ViaCell to the Company; or

         (d) by the Company if either (i) there will be a material breach of, or material inaccuracy in, any representation or warranty of ViaCell contained in this Agreement as of the date of this Agreement (other than representations or warranties that expressly speak only as of a specific date or time, with respect to which the Company's right to terminate will arise only in the event of a breach of, or inaccuracy in, such representation or warranty as of such specified date or time), or (ii) ViaCell will have breached or violated in any material respect any of its covenants and agreements contained in this Agreement; in either case which breach remains uncured for ten (10) Business Days following notice by the Company to ViaCell.

      10.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement - other than the provisions of Sections 6.2 (Expenses), 6.4 (Confidentiality), 12.11 (Governing Law), and 12.12 (Dispute Resolution) - will then be null and void and have no further force and effect and all other rights and Liabilities of the parties hereunder will terminate without any Liability of any party to any other party, except for Liabilities arising in respect of breaches under this Agreement by any party on or prior to the Termination Date.

   11.  INDEMNIFICATION.

      11.1. Indemnification by the Sellers.

         11.1.1. Indemnification. Subject to the limitations set forth in this
      Section 11, each Seller will severally (but not jointly) indemnify and hold harmless ViaCell and each of its Affiliates (including, following the Closing, the Company), and the Representatives and Affiliates of each of the foregoing Persons (each, a "ViaCell Indemnified Person"), from, against and in respect of any and all Actions, Liabilities, Governmental Orders, Encumbrances, losses, damages, bonds, dues, assessments, fines, penalties, Taxes, fees, costs (including costs of investigation, defense and enforcement of this Agreement), expenses or amounts paid in settlement (in each case, including reasonable attorneys' and experts fees and expenses), whether or not involving a Third Party Claim (collectively, "Losses"), incurred or suffered by ViaCell Indemnified Persons or any of them as a result of, arising out of or directly or indirectly relating to:

            (a) any fraud of such Seller or the Company or any breach of, or inaccuracy in, any representation or warranty made by the Company or such Seller in (i) this Agreement (other than in Section 3), (ii) any Schedule to this Agreement, (iii) any

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

         instrument of transfer or certificate required to be delivered pursuant to this Agreement, or (iv) the documents required to be delivered pursuant to Section 8.3.3, Section 8.16 and Section 8.18 of this Agreement; or

            (b) any breach or violation of any covenant or agreement of the Company contained in this Agreement to the extent required to be performed or complied with by the Company prior to the Closing pursuant to this Agreement; or

            (c) any fraud by the Company, or any breach of, or inaccuracy in, any representation or warranty made by the Company in Section 3; or

            (d) any breach or violation of any covenant or agreement of such Seller (including under this Section 11) set forth in this Agreement.

         11.1.2. Monetary Limitations. The Sellers will have no obligation to indemnify ViaCell Indemnified Persons pursuant to Sections 11.1.1(a) and 11.1.1(c) in respect of Losses arising from the breach of, or inaccuracy in, any representation or warranty described therein, and (ii) Sections 11.1.1(b) and 11.1.1(d) in respect of Losses arising from a breach or violation of any covenant or agreement described therein unless the aggregate amount of all such Losses incurred or suffered by ViaCell Indemnified Persons exceeds $150,000 (at which point the Sellers will indemnify ViaCell Indemnified Persons for all such Losses), and the Sellers' aggregate liability in respect of claims for indemnification pursuant to Section 11.1.1(a) through 11.1.1(d), other than in respect of claims based on conduct constituting fraud, fraud in the inducement, intentional misrepresentation or claims based on breaches of Sections 6.4 or 6.5 of this Agreement, will not exceed fifty percent (50%) of the value of all shares of Series I Stock issued at Closing pursuant to Sections 2.1 and 2.2 hereof, plus 50% of the value of the initial number of Contingent Shares (with each such share under Sections 2.1, 2.2 and 2.3 valued at $8.00) (the "Cap"); provided that, the Cap shall be reduced by 50% of the value of the Escrowed Shares and the Contingent Shares (valued at $8.00 per share) upon termination of the escrow and the obligation to issue the Contingent Shares as described in Sections 2.2.3 and 2.3.3. Each Seller's several liability shall not, with respect to any and all claims brought under this Section 11 for Losses, exceed such Seller's proportionate share of the Cap, based on the total amount of consideration potentially payable to such Seller pursuant to Section 2.1 through Section 2.4 of this Agreement and with respect to each such claim for Losses, each Seller's several liability shall not exceed the percentage of such claim for Losses that is equal to such Seller's percentage share of the Cap, based on the total amount of consideration potentially payable to such Seller pursuant to Sections 2.1 through 2.4 of this Agreement; provided further, that in no event shall any Seller be required to indemnify any ViaCell Indemnified Person against any Losses arising out of fraud or intentional misrepresentation by, or breach of any representation, warranty, covenant or agreement of, any other Seller.

      11.2. Time for Claims. No claim may be made or suit instituted seeking indemnification pursuant to Section 11.1.1(a) through 11.1.1(d) unless a written notice describing such breach or inaccuracy or violation in reasonable detail in light of the

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

   circumstances then known to the ViaCell Indemnified Party is provided to the Indemnifying Party within eighteen (18) months after the Closing Date.

      11.3. Third Party Claims.

         11.3.1. Notice of Claim. If any third party will notify an Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to an Indemnified Claim against an Indemnifying Party under Section
      11.1 and Section 11.2, then the Indemnified Party will promptly give written notice to the Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Section 11, except to the extent such delay actually and materially prejudices the Indemnifying Party. For the avoidance of doubt, each Third Party Claim shall be subject to the limitations set forth in this Section 11.

         11.3.2. Assumption of Defense, etc. The Indemnifying Party will be entitled to participate in the defense of any Third Party Claim that is the subject of a notice given by the Indemnified Party pursuant to Section
      11.3.1. In addition, the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (a) the Indemnifying Party gives written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any and all Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (b) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (c) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party, (d) the Indemnified Party has not been advised by counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third Party Claim, (e) the Third Party Claim does not relate to or otherwise arise in connection with Taxes or any criminal or regulatory enforcement Action, (f) settlement of, an adverse judgment with respect to or the Indemnifying Party's conduct of the defense of the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to be adverse to the Indemnified Party's reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business) and (g) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that the Indemnifying Party will pay the fees and expenses of separate co-counsel retained by the Indemnified Party that are incurred prior to Indemnifying Party's assumption of control of the defense of the Third Party Claim.

         11.3.3. Limitations on Indemnifying Party. The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with

                                                        Stock Purchase Agreement
                                                              September 30, 2003

      respect to the Third Party Claim without the prior written consent of the Indemnified Party unless such judgment, compromise or settlement (a) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (b) results in the full and general release of the ViaCell Indemnified Persons from all liabilities arising or relating to, or in connection with, the Third Party Claim and (c) involves no finding or admission of any violation of Legal Requirements or the rights of any Person and no effect on any other claims that may be made against the Indemnified Party.

         11.3.4. Indemnified Party's Control. If the Indemnifying Party does not deliver the notice contemplated by clause (a), or the evidence contemplated by clause (b), of Section 11.3.2 within 15 days after the Indemnified Party has given notice of the Third Party Claim, or otherwise at any time fails to conduct the defense of the Third Party Claim actively and diligently, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim in any manner it may reasonably deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith). If such notice and evidence is given on a timely basis and the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently but any of the other conditions in Section 11.3.2 is or becomes unsatisfied, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim; provided, however, that the Indemnifying Party will not be bound by the entry of any such judgment consented to, or any such compromise or settlement effected, without its prior written consent (which consent will not be unreasonably withheld or delayed). In the event that the Indemnified Party conducts the defense of the Third Party Claim pursuant to this Section 11.3.4, the Indemnifying Party will (a) advance the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) and (b) remain responsible for any and all other Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Section 11.

         11.3.5. Consent to Jurisdiction Regarding Third Party Claim. The Sellers, each in its capacity as an Indemnifying Party, hereby consents to the non-exclusive jurisdiction of any court in which any Third Party Claim may be brought against any Indemnified Party for purposes of any claim which such Indemnified Party may have against such Indemnifying Party pursuant to this Agreement in connection with such Third Party Claim, and in furtherance thereof, the provisions of Section 12.12 are incorporated herein by reference, mutatis mutandis.

      11.4. No Circular Recovery. With respect to any claim brought by a ViaCell Indemnified Person against any Seller relating to this Agreement and any of the Contemplated Transactions, each Seller expressly waives any right of subrogation, contribution, advancement, indemnification or other claim against the Company with respect to any amounts owed by such Seller pursuant to this Section 11.

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

      11.5. Indemnity Escrow; Calculation of Several Liability. Any Indemnity Claim for Losses pursuant to this Section 11 shall be satisfied in the following manner subject to the Cap set forth in
   Section 11.1.2:

         (a) 81.25% of such Indemnity Claim shall be paid through the return to ViaCell of the Series I Shares paid to the Series A Sellers and the Common Sellers at Closing pursuant to Section 2.1 of this Agreement with each share valued, for purposes of this Section 11, at $8.00 per share, provided that, if ViaCell shall have completed an initial public offering prior to the time such shares are returned to satisfy an Indemnity Claim, the shares will be valued at the greater of (x) $8.00 per share and (y) the then current market price of such stock (calculated as the average closing price for the 20 consecutive trading days ending on the second day prior to the date such shares are returned) and further provided, that each Indemnity Claim satisfied pursuant to this clause shall be allocated
      (i) 51.45% to the Common Sellers on a pro rata basis based on Schedule 2 hereto and (ii) 48.55% to the Series A Sellers on a pro rata basis based on Schedule 1 hereto;

         (b) 8.53% of such Indemnity Claim shall be paid through a reduction of the shares of Series I Stock held in escrow pursuant to Section 2.2 of this Agreement or a return of such shares following a release from escrow with each share valued, for purposes of this Section 11, at $8.00 per share, provided that, if ViaCell shall have completed an initial public offering prior to the time such Escrowed Shares are reduced to satisfy an Indemnity Claim, such shares will be valued at the greater of (x) $8.00 per share and (y) the then current market price of such stock (calculated as the average closing price for the 20 consecutive trading days ending on the second day prior to the date such shares are returned) and further provided, that each Indemnity Claim satisfied pursuant to this clauses shall be allocated to the Common Sellers on a pro rata basis based on
      Schedule 3 hereto;

         (c) 10.22% of such Indemnity Claim shall be paid for as long as there are Contingent Shares that have not been issued to the MPM Sellers through a pro rata reduction based on Schedule 5 hereto of the total amount of Contingent Shares, or a pro rata return of such shares following the issuance thereof, with each share valued, for purposes of this Section 11, at $8.00 per share, provided that, if ViaCell shall have completed an initial public offering prior to the time such shares are returned to satisfy an Indemnity Claim, the shares will be valued at the greater of
      (x) $8.00 per share and (y) the then current market price of such stock (calculated as the average closing price for the 20 consecutive trading days ending on the second day prior to the date such shares are returned); and

         (d) in the event that all shares allocable to the Series A Sellers have been used to satisfy indemnification claims pursuant to this Section 11 in the manner set forth in clauses (a), (b) and (c) above or have been sold or otherwise transferred, and there are additional claims against the Series A Sellers in accordance with this Section 11, any remaining amounts owing on such Indemnity Claim that are allocable to the Series A Sellers shall be paid through a pro rata reduction based on Schedule 1 hereto of the principal amounts owing under each of the Notes.

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                                                        Stock Purchase Agreement
                                                              September 30, 2003

         (e) In the event that a Seller has, at the time that an indemnification payment is owed hereunder, sold or otherwise transferred all of the shares of stock that would otherwise be returned to ViaCell under this Section 11, such Seller shall be obligated to make such indemnification payment that is otherwise not satisfied by a return of shares to ViaCell in cash based on a value of $8.00 per share, provided that, if ViaCell shall have completed an initial public offering prior to the time such shares would have been returned to satisfy an Indemnity Claim, the cash payment will be valued at the greater of (x) $8.00 per share and (y) the then current market price of such stock (calculated as the average closing price for the 20 consecutive trading days ending on the second day prior to the date such shares would have been returned). For the avoidance of doubt, no Seller shall be required to make any cash payment to satisfy indemnification claims hereunder if such claim can be satisfied by the return of shares in accordance with the terms of this Section 11.5, and no Seller shall be required to satisfy any Indemnification Claim under this Agreement other than through the return of shares (or the reduction of shares in escrow) if and to the extent that such Seller has not sold or transferred its shares, except in the case of the Series A Sellers pursuant to clause (d) of this section.

      11.6. Offset. The calculation of any such Loss will reflect the amount of any insurance proceeds or recoveries from third parties received in cash by the ViaCell Indemnified Persons in respect of such Loss, net of the present value of any increase in insurance premiums or other charges paid or to be paid by the ViaCell Indemnified Persons resulting from such Loss and all costs and expenses incurred by any ViaCell Indemnified Person in recovering such proceeds from its insurers or third parties, as applicable.

      11.7. Consequential Damages. In no event shall any of the Indemnifying Parties be responsible or liable for any Losses or other amounts under this
   Section 11 that are consequential in the nature of lost profits or punitive damages, but the ViaCell Indemnified Persons shall otherwise be entitled to indemnification for all other Losses.

      11.8. Knowledge and Investigation. ViaCell shall not be entitled to recover under this Section 11 for matters of which it had actual knowledge at Closing.

      11.9. Remedies Cumulative. The rights of each ViaCell Indemnified Person under this Section 11 are cumulative, and each ViaCell Indemnified Person will have the right in any particular circumstance, in its sole discretion, to enforce any provision of this Section 11 without regard to the availability of a remedy under any other provision of this Section 11.

      11.10. Exclusive Remedy. Except for remedies that cannot be waived as a matter of law or as provided in Section 12.13, if the Closing occurs, indemnification pursuant to this Section 11 will be the exclusive remedy of ViaCell Indemnified Person for any breach of this Agreement (including any representation, warranty, covenant and agreement contained in this Agreement), other than in respect of claims based on conduct constituting fraud, fraud in the inducement, intentional misrepresentation or claims based on breaches of Sections 6.4 or 6.5 of this Agreement; provided however that in no circumstances shall any Seller liable to any ViaCell Indemnified Party for any amounts in excess of the total consideration actually paid to such Seller pursuant to Sections 2.1, 2.2, 2.3 and 2.4 hereof.

                                                        Stock Purchase Agreement
                                                              September 30, 2003

   12.  MISCELLANEOUS

      12.1. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

            (a) by hand (in which case, it will be effective upon delivery); or

            (b) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on two Business Days after being deposited with such courier service);

    in each case, to the address (or facsimile number) listed below:

      If to the Company, to it at:

            Kourion Therapeutics AG
            Berghausener Strasse 98
            D-40764 Langenfeld, Germany
            Telephone number:  011-49-2173-392-2100
            Facsimile number:  011-49-2173-392-2150
            Attention:  PD Dr. Stephan Wendt

      with a copy to:

            Sernetz-Schafer
            Rechtsanwalte
            Berliner Allee 26
            40212 Dusseldorf
            Telephone number:  011-49-211-836-61-0
            Facsimile number:  011-49-211-836-61-50
            Attention:  Dr. Ulrike Schafer

      If to ViaCell, to it at:

            ViaCell, Inc.
            131 Clarendon Street
            Boston, MA  02116
            Telephone number:  617-266-4373
            Facsimile number:  617-266-9391
            Attention:  Marc D. Beer

      with a copy to:

            Ropes & Gray LLP
            One International Place
            Boston, Massachusetts 02110
            Telephone number:  (617) 951-7000

                                                        Stock Purchase Agreement
                                                              September 30, 2003

            Facsimile number: (617) 951-7050
            Attention:  Marc A. Rubenstein

      If to the Sellers, to the address listed in Schedule 1 or Schedule 2 to this Agreement.

Each of the parties to this Agreement may specify different address or facsimile number by giving notice in accordance with this Section 12.1 to each of the other parties hereto.

      12.2. Succession and Assignment; No Third-Party Beneficiary. Subject to the immediately following sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a party hereto for all purposes hereof. No party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties which approval shall not be unreasonably withheld; provided, however, that ViaCell may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder, in each case, so long as ViaCell is not relieved of any Liability hereunder. Except as expressly provided herein, this Agreement is for the sole benefit of the parties and their permitted successors and assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the parties and such successors and assignees, any legal or equitable rights hereunder.

      12.3. Consent of Sellers. Each Seller and the Company hereby consents to and approves in all respects the assignment of the Shares to ViaCell as contemplated hereby. Each Seller in particular waives (i) any rights of first refusal and rights of co-sale it may have, in particular under the shareholders agreement dated June 25, 2001, in relation to the sale and assignment of the Shares by each Seller to ViaCell under this Agreement, and
   (ii) any rights regarding a restriction on transfer contained in any agreements to which the Sellers are a party.

      12.4. Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by ViaCell, the Company and the Sellers, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

      12.5. Provisions Concerning Sellers' Representative.

         12.5.1. Appointment. Each Seller hereby appoints Dr. Stephan Wnendt as the agent, proxy and attorney-in-fact for such Seller for all purposes under this Agreement

                                                        Stock Purchase Agreement
                                                              September 30, 2003

      (including full power and authority to act on the Sellers' behalf). Without limiting the generality of the foregoing, the Sellers' Representative will be authorized to:

            (a) in connection with the Closing, execute and receive all documents, instruments, certificates, statements and agreements on behalf of and in the name of the Sellers necessary to effectuate the Closing and consummate the Contemplated Transactions;

            (b) take all actions on behalf of the Sellers in connection with any claims made under Section 11 to defend or settle such claims, and to make payments in respect of such claims;

            (c) execute and deliver, should it elect to do so in its sole discretion, on behalf of the Sellers, any amendment to this Agreement so long as such amendment will apply equally to all Sellers; and

            (d) take all other actions to be taken by or on behalf of the Sellers and exercise any and all rights which the Sellers are permitted or required to do or exercise under this Agreement.

         12.5.2. Liability. The Sellers' Representative will not be liable to any Seller for any action taken by it in good faith pursuant to this Agreement, and the Sellers will jointly and severally indemnify the Sellers' Representative from any Losses arising out of its serving as the Sellers' Representative hereunder. The Sellers' Representative is serving in that capacity solely for purposes of administrative convenience, and is not personally liable in such capacity for any of the obligations of the Sellers hereunder, and ViaCell agrees that it will not look to the personal assets of the Sellers' Representative, acting in such capacity, for the satisfaction of any obligations to be performed by the Sellers hereunder.

      12.6. Entire Agreement. This Agreement, together with the other Ancillary Agreements and any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.

      12.7. Schedules; Listed Documents, etc. Neither the listing nor description of any item, matter or document in any Schedule hereto nor the furnishing or availability for review of any document will be construed to modify, qualify or disclose an exception to any representation or warranty of any party made herein or in connection herewith, except to the extent that such representation or warranty specifically refers to such Schedule and such modification, qualification or exception is clearly described in such Schedule. The disclosure in one Section of the Schedules shall be deemed to be the disclosure with respect to all Sections of the representations and warranties to which it is reasonably apparent that such disclosure is applicable.

                                                        Stock Purchase Agreement
                                                              September 30, 2003

      12.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each party hereto.

      12.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

      12.10. Headings. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

      12.11. Governing Law. This Agreement, the rights of the parties and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, (with the exception of the transfer of title to the Common Shares and the Series A Shares to ViaCell which shall be governed by German law), without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

      12.12. Dispute Resolution; Forum.

         12.12.1. Dispute Resolution. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination (a "Dispute"), shall be referred to and finally resolved by binding arbitration under the Rules of the International Chamber of Commerce, which Rules are deemed to be incorporated by reference into this clause. The parties also agree that the arbitration shall be conducted in according to the 1999 International Bar Association Rules on the Taking of Evidence in International Commercial Arbitration. The arbitration panel shall consist of three members. Each party shall nominate one member of the panel. The two members shall agree on the third arbitrator within thirty (30) days. If the two arbitrators are unable to agree on the third, the International Chamber of Commerce shall appoint the third arbitrator. The language to be used in the arbitral proceeding shall be English. Each party shall bear its own costs associated with the resolution or arbitration of any Dispute, and all fees and other costs of the arbitration proceeding shall be shared equally between the parties.

         12.12.2. Forum. Each party hereby agrees that any arbitral proceeding commenced pursuant to Section 12.12.1 shall be conducted in Boston, Massachusetts, if such proceeding is commenced by the Sellers and/or the Company and Dusseldorf, Germany if such proceeding is commenced by ViaCell.

                                                        Stock Purchase Agreement
                                                              September 30, 2003

      12.13. Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate.

                                                        Stock Purchase Agreement
                                                              September 30, 2003

    IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an agreement under seal as of the date first above written.

 THE BUYER:                         VIACELL, INC.


                                    By: /s/ Marc Beer
                                        ------------------------------------
                                        Name: Marc Beer
                                        Title: CEO

 THE COMPANY:                       KOURION THERAPEUTICS AG


                                    By: /s/ Stephan Wnendt
                                        ------------------------------------
                                        Name: Dr. Stephan Wnendt
                                        Title: Seller's Representative:



                 [SELLER SIGNATURES TO FOLLOW ON NEXT PAGE]

                                                        Stock Purchase Agreement
                                                              September 30, 2003

 THE SELLERS:                       MPM BIOVENTURES II, L.P.

                                    By:  MPM Asset Management II, L.P.,
                                         its General Partner
                                    By:  MPM Asset Management II LLC,
                                         its General Partner


                                    By:    /s/ Ansbert Gadicke
                                        ------------------------------------
                                          Name:  Ansbert Gadicke
                                          Title:    Manager

                                    MPM BIOVENTURES II-QP, L.P.

                                    By:  MPM Asset Management II, L.P.,
                                         its General Partner
                                    By:  MPM Asset Management II LLC,
                                         its General Partner


                                    By:    /s/ Ansbert Gadicke
                                        ------------------------------------
                                           Name:  Ansbert Gadicke
                                           Title:    Manager

                                    MPM BIOVENTURES GMBH & CO.
                                      PARALLEL-BETEILIGUNGS KG

                                    By:  MPM Asset Management II, L.P., in
                                         its capacity as the Special
                                         Limited Partner
                                    By:  MPM Asset Management II LLC, its
                                         General Partner

                                    By:    /s/ Ansbert Gadicke
                                        ------------------------------------
                                           Name:  Ansbert Gadicke
                                           Title:    Manager

                                    MPM ASSET MANAGEMENT INVESTORS
                                      2001 BVII LLC


                                    By:    /s/ Ansbert Gadicke
                                        ------------------------------------
                                          Name:  Ansbert Gadicke
                                          Title:    Manager

                                                        Stock Purchase Agreement
                                                              September 30, 2003


                                    MPM FOUNDERS LLC


                                    By:    /s/ Ansbert Gadicke
                                        ------------------------------------
                                          Name:  Ansbert Gadicke
                                          Title:    Member

                                                        Stock Purchase Agreement
                                                              September 30, 2003


                                    KOURION RM (REGENERATIVE MEDIZIN)
                                      GMBH

                                    By:    /s/ Stephan Wnendt
                                        ------------------------------------
                                       Name:  Dr. Stephan Wnendt
                                       Title:  Seller's Representative

                                    PHILIP COELHO



                                    By:    /s/ Stephan Wnendt
                                        ------------------------------------
                                       Name:  Dr. Stephan Wnendt
                                       Title:  Seller's Representative


                                    DR. JOHANNES FISCHER



                                    By:    /s/ Stephan Wnendt
                                        ------------------------------------
                                       Name:  Dr. Stephan Wnendt
                                       Title:  Seller's Representative


                                    IRK-VERMOGENSVERWALTUNGS GMBH



                                    By:    /s/ Stephan Wnendt
                                        ------------------------------------
                                       Name:  Dr. Stephan Wnendt
                                       Title:  Seller's Representative

                                    TTHU TECHNOLOGIETRANSFER
                                    HEINRICH-HEINE-UNIVERSITAT GMBH



                                    By:    /s/ Stephan Wnendt
                                        ------------------------------------
                                       Name:  Dr. Stephan Wnendt
                                       Title:  Seller's Representative

                                                        Stock Purchase Agreement
                                                              September 30, 2003


                                    GESELLSCHAFT VON FREUNDEN UND FORDERERN AN
                                    DER HEINRICH-HEINE-UNIVERSITAT DUSSELDORF
                                    E.V.



                                       By:    /s/ Stephan Wnendt
                                        ------------------------------------
                                       Name:  Dr. Stephan Wnendt
                                       Title:  Seller's Representative

                                    DR. ANDREAS KNIPPER



                                    By:    /s/ Stephan Wnendt
                                        ------------------------------------
                                       Name:  Dr. Stephan Wnendt
                                       Title:  Seller's Representative

                                    DR. HANS-DIETER ROYER



                                    By:    /s/ Stephan Wnendt
                                        ------------------------------------
                                       Name:  Dr. Stephan Wnendt
                                       Title:  Seller's Representative

                                                        Stock Purchase Agreement
                                                              September 30, 2003



                                                                      SCHEDULE 1

                                SERIES A SELLERS

Series A Seller                             Shares of            Shares of Series I Stock to be Received          Amount of
                                          Series A Stock                                                              Note
                                            to be Sold
                                                            Upfront        Purchase Price      Total Shares
                                                         Consideration      Adjustment       of Series I Stock
MPM BioVentures II-QP, L.P.                    15,437        175,934             45,054            130,880       $ 9,438,694
111 Huntington Ave. - 31st floor
Boston, MA 02199
USA

MPM BioVentures GmbH & Co.                      5,436         61,955             15,866             46,089         3,323,820
Parallel Bet. KG
Prannerstr. 15
80333 Munchen, Germany

MPM BioVentures II, L.P.                        1,703         19,416              4,972             14,444         1,041,675
111 Huntington Ave. - 31st floor
Boston, MA 02199
USA

MPM Asset Management Investors                    321          3,650                935              2,715           195,811
2001 BVII LLC
111 Huntington Ave. - 31st floor
Boston, MA 02199
USA

    TOTALS                                     22,897        260,955             66,827            194,128       $14,000,000

Aggregate Purchase Price Adjustment:  $1,355,278
Portion of Adjustment Reflected on this Schedule:  $534,616

                                                                      SCHEDULE 2

                                 COMMON SELLERS

Common Seller                        Shares of             Shares of Series I Stock to be Received
                                     Company
                                     Common
                                   Stock to be
                                      Sold
                                                    For            Upfront         Purchase       Total
                                                 Government     Consideration        Price      Shares of
                                                   Grants                         Adjustment     Series I
                                                                                                  Stock
Kourion RM (Regenerative             20,400        102,502            188,977        48,394      243,085
Medizin) GmbH
vertreten durch den Geschaftsfuhrer Helmut
Hermanns, geb. 11.04.1942
Helenenstr. 19
40764 Langenfeld, Germany

MPM Founders LLC                      3,453         17,350             31,987         8,191       41,146
vertreten durch den
Gesellschafter
Dr. Ansbert Gadicke, geb.
09.02.1958
111 Huntington Ave. - 31st floor
Boston, MA 02199; USA

Philip H. Coelho, geb                 2,450         12,310             22,696         5,812       29,194
17.11.1943
3146 Gold Camp Drive
Rancho Cordova, CA 95670-6022

Dr. Johannes Fischer, geb.            1,650          8,291             15,285         3,914       19,662
03.07.1964
Schopenhauerstr. 3
41470 Neuss, Germany

IRK - Vermogensverwaltungs GmbH         800          4,020              7,411         1,898        9,533
vertreten durch die
Geschaftsfuhrerin
Dr. Irene Goerttler-Krauspe, geb.

                                                                SCHEDULE 2 CONT.

                                 COMMON SELLERS

Common Seller                        Shares of             Shares of Series I Stock to be Received
                                     Company
                                     Common
                                   Stock to be
                                      Sold
                                                    For            Upfront         Purchase       Total
                                                 Government     Consideration        Price      Shares of
                                                   Grants                         Adjustment     Series I
                                                                                                  Stock
27.10.1955
Am Rindergraben 2
41470 Neuss, Germany

TTHU Technologietransfer                300          1,507              2,779           712        3,574
Heinrich-Heine-Universitat GmbH
vertreten durch die
Geschaftsfuhrer
Roland Oettker, geb.
07.04.1949
Konigsallee 20
40212 Dusseldorf, Germany

Gesellschaft von Freunden und           300          1,507              2,779           712        3,574
Forderern an der
Heinrich-Heine-Universitat
Dusseldorf e.V.
vertreten durch die
Vorstandsmitglieder
Bernd Hebbering, geb.
02.01.1939
Dr. Joachim Funk, geb.
31.05.1942
Wolf-Peter Wirsing, geb.
03.07.1945
Ernst-Schneider-Platz 1
40212 Dusseldorf, Germany

Dr. Andreas Knipper, geb.               250          1,256              2,316           593        2,979
28.02.1962
Am Kaulacker 13
41470 Neuss, Germany

Dr. Hans-Dieter Royer, geb.             250          1,256              2,316           593        2,979
19.03.1948
Am Botanischen Garten 31,

                                                                SCHEDULE 2 CONT.

                                 COMMON SELLERS

Common Seller                        Shares of             Shares of Series I Stock to be Received
                                     Company
                                     Common
                                   Stock to be
                                      Sold
                                                    For            Upfront         Purchase       Total
                                                 Government     Consideration        Price      Shares of
                                                   Grants                         Adjustment     Series I
                                                                                                  Stock
40225 Dusseldorf, Germany

    TOTALS                           29,853        149,999            276,546        70,819      355,726

Aggregate Purchase Price Adjustment:  $1,355,278
Portion of Adjustment Reflected on this Schedule:  $566,552

                                                                      SCHEDULE 3

                                 ESCROWED SHARES

Seller                                      Initial Number of      Purchase Price        Total Number of
                                             Escrowed Shares         Adjustment       Escrowed Shares to be
                                                                                             Received
Kourion RM (Regenerative Medizin)                  197,766                11,168                186,598
GmbH
vertreten durch den Geschaftsfuhrer
Helmut Hermanns, geb. 11.04.1942
Helenenstr. 19
40764 Langenfeld, Germany

Philip H. Coelho, geb 17.11.1943                    23,751                 1,341                 22,410
3146 Gold Camp Drive
Rancho Cordova, CA 95670-6022

Dr. Johannes Fischer, geb.                          15,996                   903                 15,093
03.07.1964
Schopenhauerstr. 3
41470 Neuss, Germany

IRK - Vermogensverwaltungs GmbH                      7,756                   438                  7,318
vertreten durch die
Geschaftsfuhrerin
Dr. Irene Goerttler-Krauspe, geb.
27.10.1955
Am Rindergraben 2
41470 Neuss, Germany

TTHU Technologietransfer                             2,908                   164                  2,744
Heinrich-Heine-Universitat GmbH
vertreten durch die Geschaftsfuhrer
Roland Oettker, geb. 07.04.1949
Konigsallee 20
40212 Dusseldorf, Germany

Seller                                      Initial Number of      Purchase Price        Total Number of
                                             Escrowed Shares         Adjustment       Escrowed Shares to be
                                                                                             Received
Gesellschaft von Freunden und                        2,908                   164                  2,744
Forderern an der
Heinrich-Heine-Universitat
Dusseldorf e.V.
vertreten durch die
Vorstandsmitglieder
Bernd Hebbering, geb. 02.01.1939
Dr. Joachim Funk, geb. 31.05.1942
Wolf-Peter Wirsing, geb. 03.07.1945
Ernst-Schneider-Platz 1
40212 Dusseldorf, Germany

Dr. Andreas Knipper, geb. 28.02.1962                 2,424                   137                  2,287
Am Kaulacker 13
41470 Neuss, Germany

Dr. Hans-Dieter Royer, geb.                          2,424                   137                  2,287
19.03.1948
Am Botanischen Garten 31,
40225 Dusseldorf, Germany

    TOTALS                                         255,933                14,452                241,481

Aggregate Purchase Price Adjustment:  $1,355,278
Portion of Adjustment Reflected on this Schedule:  $115,616

                                                                      SCHEDULE 4

                                 COMPANY OPTIONS

                                          Person Designated by
           Option Holder              Management to Receive Options        Number of Option Shares
Prof. Dr. Peter Wernet                                                             350
Dr. Ansbert Gadicke                                                                350
Dr. Stefan Rohrborn                                                                350
Prof. Dr. Detlev Riesner                                                           350
PD Dr. Stephan Wnendt                                                            3,444
Jurgen Peter                                                                     1,035
Dr. Christian van den Bos                                                          527
                                    Dr. Andreas Knipper                            100
                                    Dr. Dimitry Spitkovsky                         100
                                    Dr. Thomas Menne                               100
                                    Dr. Jorg Bender                                100
                                    Dagmar Shittu                                   13
                                    Ines Andermann                                  13
                                    Mathias Altgen                                  13
                                    Marius Willim                                   13
                                    Oezer Degisterici                               13
                                    Barbara Holz                                    13
                                    Janet Mors                                      13
                                    Heike Denck                                     13
                                    Dr. Andreas Fretz                               13
                                    Gisela Muller                                   13
                                    Sabine Mayer                                    13
                                    Stephan Schroot                                 13
                                    Tatjana Jansen                                  13
TOTAL                                                                            6,975

                                                                      SCHEDULE 5

                                CONTINGENT SHARES

Seller                                        Initial Number of      Purchase Price        Total Number of
                                              Contingent Shares        Adjustment         Contingent Shares
MPM BioVentures II-QP, L.P.                        184,117                10,397                173,720
111 Huntington Ave. - 31st floor
Boston, MA 02199, USA

MPM BioVentures GmbH & Co. Parallel                 64,836                 3,661                 61,175
Bet. KG
Prannerstr. 15
80333 Munchen, Germany

MPM BioVentures II, L.P.                            20,320                 1,147                 19,173
111 Huntington Ave. - 31st floor
Boston, MA 02199, USA

MPM Asset Management Investors 2001                  3,819                   216                  3,603
BVII LLC

111 Huntington Ave. - 31st floor
Boston, MA 02199, USA

MPM Founders LLC                                    33,475                 1,890                 31,585
111 Huntington Ave. - 31st floor
Boston, MA 02199, USA

    TOTALS                                         306,567                17,311                289,256

Aggregate Purchase Price Adjustment:  $1,355,278
Portion of Adjustment Reflected on this Schedule:  $138,488

                                                                      SCHEDULE 6

                              PERCENTAGE OWNERSHIP

                     MILESTONE PAYMENT PERCENTAGE OWNERSHIP

                     SHAREHOLDER:                      PERCENTAGE OWNERSHIP:
Kourion RM (Regenerative Medizin) GmbH                         35.158472%
MPM BioVentures II-QP L.P.                                     32.731848%
MPM BioVentures GmbH & Co. Parallel Bet.KG                     11.526464%
MPM Founders LLC                                                5.951088%
Philip H. Coelho                                                4.222464%
MPM BioVentures II L.P.                                         3.612361%
Dr. Johannes Fischer                                            2.843700%
IRK-Vermogensverwaltungs GmbH                                   1.378764%
MPM Asset Management Investors 2001 BVII LLC                    0.679041%
THHU Technologietransfer Heinrich-Heine-Universitat             0.517036%
GmbH
Gesellschaft von Freunden und Forderern an der                  0.517036%
Heinrich-Heine-Universitat Dusseldorf e.V.
Dr. Andreas Knipper                                             0.430864%
Dr. Hans-Dieter Royer                                           0.430864%

                                                              100.000000%